EXHIBIT 7.1
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                                                                  Execution Copy


         INDENTURE, dated as of July 9, 2003 between Baytex Energy Ltd., a corporation duly organized and existing under the laws of the Province of Alberta, Canada (herein called the "Company") and The Bank of Nova Scotia Trust Company of New York, a bank and trust company duly organized and existing under the laws of New York, as trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of and issue of 9?% Senior Subordinated Notes due 2010 (herein called the "Initial Securities"), and 95/8% Senior Series B Subordinated Notes due 2010 (the "Exchange Securities" and, together with the Initial Securities, the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Exchange Offer Registration Statement (as defined herein) or, under certain circumstances, the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         The Company has also duly authorized the issuance of an unlimited amount of additional Securities to be issued from time to time having identical terms and conditions to the Securities offered hereby.

         All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, each in accordance with their respective terms.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 1.01      DEFINITIONS.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

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         (a)      the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

         (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (a) existing at the time such Person is amalgamated, merged with or into the Company or becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person; PROVIDED that any Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person is merged with or into the Company, becomes a Restricted Subsidiary or such assets are acquired from such Person shall not be Acquired Indebtedness.

         "Act", when used with respect to any Holder, has the meaning specified in Section 1.04.

         "Additional Mirror Note" means an additional mirror note issued to the Company by a Restricted Subsidiary upon the Company's issuance of Additional Securities, in an amount equivalent to the aggregate principal amount of Additional Securities issued, in form and substance substantially similar to the Mirror Note, PROVIDED that there shall be no Additional Mirror Notes after the release and discharge of the Collateral Documents pursuant to the terms of this Indenture.

         "Additional Amounts" has the meaning set forth in Section 10.23.

         "Additional Securities" has the meaning set forth in Section 3.01.

         "Adjusted Net Assets" has the meaning set forth in Section 13.01.

         "Adjusted Consolidated Net Tangible Assets" means, without duplication, as of the date of determination:

                  (i) the sum of (a) discounted future net cash flows from the proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines but before any federal, state, provincial or foreign income taxes, as estimated by the Company and confirmed by a Canadian nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which


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audited financial statements are available, increased and/or decreased, as the case may be, as described in clause (b), and determined without including as an encumbrance the Net Profits Interest, (b) the capitalized costs that are attributable to the oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (c) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (d) the greater of:

                           (1) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements, and

                           (2) appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, including, without duplication, Investments in unconsolidated Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements,

                  (ii)     minus the sum of

                           (a)      minority interests,

                           (b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements,

                           (c) to the extent included in the clause (i)(a) above, the discounted future net cash flows, calculated in accordance with Commission guidelines but before any federal, state, provincial or foreign income taxes and utilizing the prices utilized in the Company's and its Restricted Subsidiaries' year-end reserve report, attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto.


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                           (d)      the discounted future net cash flows,
                  calculated in accordance with Commission guidelines but before any federal, state, provincial or foreign income taxes, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future cash flows specified in clause (i)(a) above, would be necessary to fully satisfy payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production payments on the schedules specified with respect thereto.

         Discounted future net cash flows will be increased pursuant to clauses
(i) and (ii) below and decreased pursuant to clauses (iii) and (iv) below, as of the date of determination, by the estimated discounted future net cash flows, calculated in accordance with Commission guidelines but before any federal, state, provincial or foreign income taxes and utilizing the prices utilized in such year-end reserve report referred to in clause (i)(a) above, from:

                  (i) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report,

                  (ii) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development, exploitation, production or other activities,

                  (iii) estimated proved oil and gas reserves produced or disposed of since such year-end, and

                  (iv) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development, exploitation, production or other activities.

         In the case of each of the determinations made pursuant to clauses (i) through (iv) immediately above, such increases and decreases shall be as estimated by the Company's petroleum engineers, except that in the event there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net cash flows utilized for purposes of clauses (i)(a) through (i)(d) shall be confirmed in writing by a Canadian nationally recognized firm of independent petroleum engineers.

         "Affected Obligor" has the meaning set forth in Section 14.02.

         "Affected Obligor Senior Indebtedness" has the meaning set forth in
Section 14.02.

         "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption no more remote than first cousin. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent Member" means any member of, or participant in, the Depositary.


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         "Applicable Procedures" means applicable procedures of the Depositary,
CDS, Euroclear System or Clearstream Banking, as the case may be.

         "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one transaction or a series of related transactions, of: (a) any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) or (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (i) that is governed by the provisions of
Article VIII, (ii) between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of this Indenture, (iii) to any Person to the extent it constitutes a Restricted Payment that is permitted under Section 10.11, (iv) consisting of inventory or worn-out, obsolete or permanently retired equipment and facilities, (v) that constitutes a Permitted Investment, or (vi) in connection with the Reorganization.

         "Asset Sale Offer" has the meaning set forth in Section 10.13.

         "Asset Sale Purchase Date" has the meaning set forth in Section 10.13.

         "Bankruptcy Law" means the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other Canadian federal or provincial law relating to, or Title 11, U.S. Code or any similar United States federal or state law relating to, the relief of debtors.

         "Banks" means the banks and other financial institutions that from time to time are lenders under the Senior Credit Facilities.

         "Baytex Marketing Agreement" means the Crude Oil Supply Agreement, dated as of December 16, 2002, between the Company and Baytex Marketing Ltd.

         "Blockage Notice" has the meaning set forth in Section 14.03.

         "Board of Directors" means, as the context requires, either the board of directors of the Company or a Guarantor, if any, as the case may be, or any duly authorized committee of that board.

         "Board Resolution" means, as the context requires, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.


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         "Borrowing Base" means the borrowing base under the Senior Credit
Facilities, which may include any other covenant in such Senior Credit Facilities which limits the amount of Indebtedness the Company may incur or have outstanding.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York or Calgary, Alberta, Canada are authorized or obligated by law, regulation or executive order to close.

         "Canadian Final Prospectus" means the final prospectus filed with each of the Canadian Securities Commissions qualifying the distribution of Exchange Securities issuable in exchange for Initial Securities pursuant to the Exchange Offer.

         "Canadian Securities Commissions" shall mean the securities commission or other appropriate regulatory authority in each of the Relevant Provinces.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" of any Person means any and all shares, partnership interests, trust units, participations, rights in or other equivalents of, or interests in, the equity of such Person, including each class of common stock and Preferred Stock, but excluding any debt securities convertible into such equity.

         "Cash Equivalents" means (a) any evidence of Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or Canada or any agency or instrumentality of the United States or Canada or any province or agency thereof (PROVIDED that the full faith and credit of the United States or Canada or any province thereof, as the case may be, is pledged in support thereof, and PROVIDED, FURTHER, that any province of Canada must be rated, as the case may be, at least "R-1" by the Dominion Bond Rating Service Limited (in the case of a Canadian provincial issuer); (b) certificates of deposit or acceptances or Eurodollar time deposits with a maturity of one year or less of, and overnight bank deposits with, any financial institution that is a member of the Federal Reserve System or any Canadian chartered bank having combined capital and surplus and undivided profits of not less than US$500 million; (c) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia or Canada or any province thereof and rated at least A-1 by S&P or at least P-1 by Moody's or at least "R-1" by Dominion Bond Rating Service Limited (in the case of a Canadian issuer), and (d) funds which invest in any of the foregoing.

         "CDS" means The Canadian Depository for Securities Limited

         "Change of Control" means the occurrence of any of the following events:


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         (a)      prior to the Reorganization, any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of all classes of the Company's Voting Stock,

         (b) subsequent to the Reorganization, any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of all classes of the Voting Stock of the Company's direct parent Baytex Energy Trust,

         (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

         (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than a transaction that complies with the provisions of Article VIII.

         "Change of Control Offer" has the meaning set forth in Section 10.12.

         "Change of Control Payment Date" has the meaning set forth in Section 10.12.

         "Clearstream" means Clearstream Banking, or any successor securities clearing agency.

         "Closing Date" means the date on which the Initial Securities are originally issued under this Indenture.

         "Collateral Documents" means the Mirror Note, along with all guarantees of the Mirror Note (including the Guarantee and Indemnity from each of Baytex Resources Ltd. and Baytex Exploration Ltd.), the Mirror Note Assignment from Baytex Energy Ltd. in favor of the Trustee, the Baytex Energy Partnership Consent and Acknowledgment, the Baytex Resources Ltd. Consent and Acknowledgment, the Baytex Exploration Ltd. Consent and Acknowledgment and all other related documents pledging such note and guarantees to the Trustee for the benefit of the Holders, and any Additional


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Mirror Notes, along with all guarantees of such Additional Mirror Notes (if any)
and all other related documents pledging such notes and guarantees to the Trustee for the benefit of the Holders.

         "Collateral Documents Subordination Agreement" means the Subordination Agreement dated as of July 9, 2003 among Baytex Energy Ltd., Baytex Energy Partnership, Baytex Resources Ltd., Baytex Exploration Ltd. and the Trustee, substantially in the form of Exhibit F hereto, as such agreement may be amended from time to time after the date hereof.

         "Commission" means the U.S. Securities and Exchange Commission and any successor agency or organization.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its Chief Executive Officer, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

         "Consolidated Cash Flow from Operations" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clause (3) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period:

                  (1) the Company's and its Restricted Subsidiaries' federal, state, local and foreign future income tax expense for such period accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sale or dispositions outside the ordinary course of business and PROVIDED that current income tax expense determined in accordance with GAAP shall not be included), plus

                  (2) the Company and its Restricted Subsidiaries' depletion, depreciation and amortization expense for such period, plus

                  (3) site restoration costs plus any other non-cash charges for such period (including any non-cash charges related to a ceiling test write-down required under GAAP) and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business.

PROVIDED that income tax expense, depletion, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated


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Cash Flow from Operations only to the extent, and in the same proportion, that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income for such period.

         "Consolidated Debt" means, at any time, Indebtedness of the Company and Indebtedness of its Restricted Subsidiaries, other than Hedging Obligations, at such time as determined on a consolidated basis in accordance with GAAP and as shown on the Company's most recent annual audited or quarterly unaudited balance sheets; PROVIDED, HOWEVER, that Consolidated Debt shall not include Deeply Subordinated Inter-company Debt.

         "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clauses (d) and (e) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period (a) Fixed Charges for such period, plus (b) the federal, provincial, state, local and foreign income tax expense of the Company and its Restricted Subsidiaries for such period paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), plus (c) the depletion, depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus (d) site restoration costs, plus (e) any other non-cash charges for such period (including any non-cash charges related to a ceiling test write-down required under GAAP) and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; PROVIDED that income tax expense, depletion, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary shall be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income for such period.

         "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the net income (but not the net loss) of any Person (other than the Company or a Restricted Subsidiary), in which the Company or any Restricted Subsidiary has an equity interest, except that the aggregate amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period will be included in such Consolidated Net Income, (d) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a "pooling of interests" transaction attributable to any period prior to the date of such acquisition, (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is at the date of


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determination restricted, directly or indirectly, except that the aggregate amount of such net income that could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise will be included in such Consolidated Net Income, (f) any non-cash charges related to a ceiling test write down under GAAP, (g) any interest expense on Deeply Subordinated Inter-company Debt and (h) any distributions made by the Company on account of the Net Profits Interest.

         "Consolidated Net Worth" means, at any date of determination, the shareholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company and less, to the extent included in calculating such shareholders' equity of the Company and its Restricted Subsidiaries, the shareholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity with GAAP.

         "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at One Liberty Plaza, New York, New York 10006, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate trust and agency business shall be conducted.

         "Currency Agreements" means, with respect to any Person, any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by such Person or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Deeply Subordinated Inter-company Debt" means any Subordinated Indebtedness owed by the Company or any Restricted Subsidiary to any Person that owns, directly or indirectly, 100% of the Outstanding Voting Stock of the Company, PROVIDED THAT such Subordinated Indebtedness cannot by its terms mature prior to the maturity of the Securities under this Indenture.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 3.09.


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         "Depositary" means The Depository Trust Company, its nominees and successors.

         "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Senior Credit Facilities and (ii) any other issue of Senior Indebtedness or refinancing thereof permitted by the definition of Senior Indebtedness, having a principal amount of at least US$20.0 million.

         "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

         "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (a) is, or upon the happening of an event or passage of time would be, required to be redeemed on or prior to the final Stated Maturity of the Securities, (b) is redeemable at the option of the holder thereof at any time on or prior to such final Stated Maturity or (c) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time on or prior to such final Stated Maturity; PROVIDED that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 10.12 and 10.13 and such Capital Stock specifically provides that the issuer will not repurchase or redeem any of such stock pursuant to such provision prior to the Company's repurchase of such of the Securities as are required to be repurchased pursuant to Sections 10.12 and 10.13.

         "Dollar-Denominated Production Payments" means production payment obligations of the Company or a Restricted Subsidiary recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Euroclear" means the Euroclear Clearance System, or any successor securities clearing agency.

         "Event of Default" has the meaning specified in Section 5.01.

         "Excess Proceeds" has the meaning set forth in Section 10.13.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.


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

         "Exchange Offer" means the exchange offer that may be effected pursuant to the Registration Rights Agreement.

         "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

         "Exchange Securities" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that such Exchange Securities shall not contain terms with respect to the interest rate step-up provisions in Section 3.09 of the Initial Securities and transfer restrictions in Section 3.07 of the Initial Securities) that are issued and exchanged for the Initial Securities pursuant to the Registration Rights Agreement and this Indenture.

         "Exchanged Properties" means properties or assets used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary, whether directly or indirectly through the acquisition of the Capital Stock of a Person holding such assets so that such Person becomes a Wholly Owned Restricted Subsidiary of the Company, in trade or as a portion of the total consideration for such other properties or assets.

         "Excluded Holder" has the meaning specified in Section 10.25.

         "fair market value" means (unless the context otherwise requires), with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of which is under pressure or compulsion to complete the transaction.

         "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

         "Fixed Charges" means, for any period, without duplication, the sum of
(a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs and (v) the interest component of Capital Lease Obligations, plus (b) cash dividends paid on Preferred Stock and Disqualified Stock by the Company and any Restricted Subsidiary to any Person other than the Company and its Restricted Subsidiaries, plus (c) all interest on any Indebtedness of any Person guaranteed by the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that Fixed Charges shall not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs and
(ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Net Income pursuant to clause (e) of the definition thereof for such period and (iii) interest on any Deeply Subordinated Inter-company Debt.

         "Fixed Charge Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA for such period to Fixed Charges for such period.

         "Frontier Agreement" means the Crude Oil Supply Agreement dated as of October 15, 2002 between the Company and Frontier Oil and Refining Company, as assigned to Baytex Marketing Ltd. pursuant to the Assignment and Novation Agreement dated November 29, 2002, among the Company, Baytex Marketing Ltd. and Frontier Oil and Refining Company.

         "Funding Guarantor" has the meaning set forth in Section 13.02.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in Canada, consistently applied, that are in effect on the date of this Indenture.

         "Global Security" shall have the meaning specified in Section 2.01.

         "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of all or any part of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit.

         "Guarantee" means a guarantee of the Securities that is made pursuant to the covenant in Section 10.21(b) or 10.22(b).

         "Guarantor" means each Restricted Subsidiary that has executed a Guarantee, PROVIDED that any Person constituting a Guarantor shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

         "Guarantor Senior Indebtedness" means, as to any Guarantor, the principal of (premium, if any) and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Indebtedness of such Guarantor (other than the Guarantee made by such Guarantor or Pari Passu Indebtedness), whether outstanding on the Closing Date or thereafter incurred, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be subordinate in right of payment to the Guarantees by such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" includes the principal of (premium, if any) and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) on and all other amounts owing in respect of (i) all obligations of every nature of such Guarantor from time to time owed to the Banks and the Senior Credit Facilities Agent under the Senior Credit Facilities; PROVIDED, HOWEVER, that any Indebtedness under any refinancing, refunding or replacement of the Senior Credit Facilities shall not constitute Guarantor Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of such Guarantor, and (ii) all Hedging Obligations, including, in each such case, any guarantee by such Guarantor in respect thereof. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (a) Indebtedness that is represented by Disqualified Stock, (b) any trade payables, (c) Indebtedness of or amounts owed by such Guarantor for compensation to employees or for services rendered to such Guarantor, (d) any liability for foreign, federal, provincial, state, local or other taxes owed or owing by such Guarantor, (e) Indebtedness of such Guarantor to the Company, a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (f) that portion of any Indebtedness that, at the time of the incurrence, is incurred by such Guarantor in violation of this Indenture, and (g) amounts owing under leases (other than Capital Lease Obligations).

         "Hedging Obligations" means the obligations of any Person under Interest Rate Agreements, Currency Agreements and Oil and Gas Hedging Contracts.

         "Holder" means the Person in whose name a Security is, at the time of determination, registered on the Security Register.

         "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, excluding any trade accounts payable and accrued liabilities incurred in the ordinary course of business, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (e) all conditional sale obligations or all obligations under any title retention agreement, but excluding a title retention agreement to the extent it constitutes an operating lease under Canadian law, (f) every Capital Lease Obligation of such Person, (g) all Disqualified Stock of such Person valued at its maximum fixed repurchase price (including, without duplication, accrued and unpaid dividends), (h) all obligations of such Person under or in respect of Hedging Obligations and (i) every obligation of the type referred to in clauses (a) through (h) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

         "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Indenture Obligations" means the obligations of the Company and any other obligor hereunder or under the Securities, including the Guarantors, if any, to pay principal of (premium, if any) and interest on the Securities when due and payable at Maturity, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee (including all amounts due to the Trustee under Section 6.06) hereof) and the Holders under this Indenture and the Securities, according to the terms hereof and thereof.

         "Initial Period" has the meaning set forth in Section 14.03.

         "Initial Securities" has the meaning stated in the first recital of this Indenture.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

         "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements including, without limitation, interest rate swaps, caps, floors, collars and similar agreements and other related agreements entered into in the ordinary course of business and designed to protect against or manage exposure to fluctuations in interest rates.

         "Investment" in any Person means (a) any direct or indirect advance, loan or other extension of credit (including, without limitation, a guarantee) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase, acquisition or ownership of, any Capital Stock, Indebtedness or other securities issued by such Person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person, or the making of any investment of cash or other property in such Person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (c) the transfer of any assets or properties from the Company or a Restricted Subsidiary to an Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business and (d) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. Investments exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature thereof, but excluding a title retention agreement to the extent it constitutes an operating lease under Canadian law.

         "Liquid Securities" means securities of an issuer that is not an Affiliate of the Company, and that are publicly traded on the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange, the London Stock Exchange, the Nasdaq National Market or the Canadian Venture Exchange. Securities meeting the requirements of the preceding sentence shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of: (a) the date on which such securities, or securities exchangeable for, or convertible into, such securities, are sold or exchanged for cash or Cash Equivalents, and (b) 180 days following the date of receipt of such securities. If such securities, or securities exchangeable for, or convertible into, such securities, are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or its Restricted Subsidiary received the securities was in compliance with the provisions of Section 10.13, such securities shall not be deemed to have been Liquid Securities until 181 days following the date of receipt of such securities.

         "Material Change" means an increase or decrease, excluding changes that result solely from changes in prices, of more than 30% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i) of the definition of Adjusted Consolidated Net Tangible Assets; PROVIDED, HOWEVER, that the following will be excluded from the calculation of Material Change: (a) any acquisitions during the quarter of oil and gas reserves that have been estimated by a Canadian nationally recognized firm of independent petroleum engineers and on which a report or reports exist, and (b) any disposition of properties held at the beginning of such quarter that have been disposed of as provided in the covenant described under Section 10.13.

         "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

         "Mirror Note" means the demand note issued to the Company by Baytex Energy Partnership, in the amount of US$179,699,000, with interest to accrue at the rate of at least 9 5/8% and which will be pledged to the Trustee for the benefit of Holders.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations, but only as and when received, in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale, (b) provisions for all taxes payable or required to be accrued in accordance with GAAP as a result of such Asset Sale, (c) payments made to retire Indebtedness where payment of such Indebtedness is secured by a Lien on the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale, and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "Net Profits Interest" means the interest in the Company's revenue from resource properties, less all royalties, operating and administrative costs, interest, principal repayments, cash taxes and capital spending funded from the Company's cash flow, which will be created and issued to Baytex Energy Trust in connection with the Reorganization, which will entitle Baytex Energy Trust to receive distributions from the Company, and which interest is subordinated to the Securities to the same extent as Subordinated Indebtedness.

         "Net Working Capital" means, as set forth in the Company's consolidated financial statements prepared in accordance with GAAP: (a) all of the Company's and its Restricted Subsidiaries' current assets, less (b) all of the Company's and its Restricted Subsidiaries' current liabilities, except current liabilities included in Indebtedness.

         "Non-Guarantors" means Subsidiaries which are not Guarantors.

         "Non-Recourse Purchase Money Indebtedness" means: (a) the Company's and any Restricted Subsidiary's Indebtedness, other than Capital Lease Obligations, incurred in connection with the acquisition by the Company or such Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business, including office buildings and other real property used the Company or such Restricted Subsidiary in conducting the Company's or such Restricted Subsidiary's operations, and (b) any renewals and refinancings of such Indebtedness. For Indebtedness described in the clauses (a) and (b) to qualify as Non-Recourse Purchase Money Indebtedness, the holders of such Indebtedness must agree that they will look solely to the fixed assets so acquired and the proceeds thereof which secure such Indebtedness, subject to customary exceptions such as indemnifications for environmental, title, fraud and other matters, and neither the Company nor any Restricted Subsidiary may:
(x) be directly or indirectly liable for such Indebtedness, or (y) provide credit support, including any undertaking, guarantee, agreement or instrument that would constitute Indebtedness, other than the grant of a Lien on such acquired fixed assets and the proceeds therefrom.

         "Offering" means the offering of 9 5/8% Senior Subordinated Notes Due 2011 by the Company.

         "Officers' Certificate" means a certificate signed by the Chairman, the Chief Executive Officer, the President, or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

         "Oil and Gas Business" means: (a) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (b) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, (c) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith, (d) any power generation and electrical transmission business in a jurisdiction within North America where fuel required by such business is supplied, directly or indirectly, from production reserves substantially from blocks in which the Company or its Restricted Subsidiaries participate, and (e) any activity necessary, appropriate or incidental to the activities described in the clauses (a) through (d).

         "Oil and Gas Hedging Contracts" means any agreement or arrangement, or any combination thereof, relating to oil and gas prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the Oil and Gas Business and is entered into by such Person in the ordinary course of business for the purpose of limiting or managing risk associated with fluctuations in such prices, costs, differentials or similar factors.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

         (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (b) Securities, or portions thereof, for whose payment, redemption or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

         (c) Securities, except to the extent provided in Sections 12.02 and 12.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article XII; and

         (d) Securities which have been paid pursuant to Section 3.08 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

         "Pari Passu Indebtedness" means any Indebtedness of the Company or any Guarantor, if any, whether outstanding at the date of this Indenture or incurred thereafter, that ranks pari passu in right of payment with the Securities.

         "Paying Agent" means The Bank of Nova Scotia Trust Company of New York and any successor (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (premium, if any) or interest on any Securities on behalf of the Company.

         "Payment Blockage Period" has the meaning set forth in Section 14.03.

         "Permitted Consideration" has the meaning set forth in Section 10.13.

         "Permitted Indebtedness" means, without duplication:

                  (i) Indebtedness of the Company or any Restricted Subsidiary under the Senior Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) CAN$165.0 million, which amount shall be permanently reduced by the amount of Net Cash Proceeds used to permanently repay Indebtedness under the Senior Credit Facilities and not subsequently invested in property and assets that will be used in the Oil and Gas Business or used to reduce other Senior Indebtedness pursuant to the provisions of Section 10.13 and (y) the Borrowing Base;

                  (ii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Closing Date, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, other than Indebtedness described under clause (i) above;

                  (iii) Indebtedness owed by the Company to any Wholly-Owned Restricted Subsidiary or owed by any Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary, PROVIDED, HOWEVER, that if the Company is the obligor on such Indebtedness, such Indebtedness in unsecured; and PROVIDED, FURTHER, HOWEVER, that if any such Wholly-Owned Restricted Subsidiary ceases to be (for any reason) a Wholly-Owned Restricted Subsidiary, then this clause (iii) shall no longer be applicable to Indebtedness owed by the Company or any Restricted Subsidiary to such Restricted Subsidiary that was formerly a Wholly-Owned Restricted Subsidiary;

                  (iv) Indebtedness represented by the Securities (other than the Additional Securities) and the Guarantees (if any);

                  (v) Indebtedness of the Company or any Restricted Subsidiary in respect of Hedging Obligations incurred in the ordinary course of business; PROVIDED that, with respect to Interest Rate Agreements, the notional amount of any such Interest Rate Agreement does not exceed the principal amount of the Indebtedness to which the Interest Rate Agreement relates;

                  (vi) Capital Lease Obligations of the Company or any Restricted Subsidiary, PROVIDED that the aggregate amount of Indebtedness under this clause (vi) does not exceed US$5,000,000 at any one time outstanding;

                  (vii) Indebtedness of the Company or any Restricted Subsidiary under purchase money mortgages or secured by purchase money security interests so long as (x) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and the proceeds thereof and (y) such Indebtedness is created within 90 days of the acquisition of the related property; PROVIDED that the aggregate amount of Indebtedness under this clause (vii) does not exceed US$5,000,000 at any one time outstanding;

                  (viii) guarantees by the Company or any Restricted Subsidiary of Indebtedness that was permitted to be incurred by the provisions of Section 10.10, and, with respect to guarantees by any Restricted Subsidiary, that fall within the definition of Collateral Documents;

                  (ix) in-kind obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

                  (x)      Non-Recourse Purchase Money Indebtedness;

                  (xi)     Indebtedness pursuant to any of the Collateral
Documents;

                  (xii)    Deeply Subordinated Inter-company Debt;

                  (xiii) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Indebtedness incurred pursuant to clause (ii), (iv), (xi) (including the refinancing of Additional Securities, if any) or (xii) above, including any successive refinancings thereof, so long as (A) any such new Indebtedness is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of the expenses of the Company reasonably estimated to be incurred in connection with such refinancing, (B) in the case of any refinancing of Subordinated Indebtedness of the Company, any Guarantors or any guarantors or issuer of the Mirror Note or any Additional Mirror Note, such new Indebtedness is subordinated to the Securities or the Guarantees or Collateral Documents, as the case may be, at least to the same extent as the Indebtedness being refinanced and (C) such refinancing Indebtedness has a Weighted Average Life equal to or greater than the Weighted Average Life of the Indebtedness being refinanced and has a final Stated Maturity no earlier than the final Stated Maturity of the Indebtedness being refinanced PROVIDED that if such Indebtedness being refinanced is Indebtedness of the Company, then such refinancing Indebtedness shall be solely the Company's Indebtedness; and (xiv) Indebtedness not otherwise permitted by the first paragraph of Section 10.10 and any other clause of this definition, in an aggregate principal amount not to exceed US$20.0 million at any one time outstanding.

         For purposes of determining compliance with Section 10.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to the Fixed Charge Coverage Ratio provisions of Section 10.10, the Company will, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with
Section 10.10. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of Section 10.10.

         "Permitted Investments" means any of the following:

         (a)      Investments in Cash Equivalents.

         (b) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment such other Person (i) becomes a Wholly-Owned Restricted Subsidiary or (ii) is merged, amalgamated or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Wholly-Owned Restricted Subsidiary.

         (c) Investments by the Company or any of the Restricted Subsidiaries in any one of the other of them; PROVIDED that any Indebtedness evidencing such Investment is unsecured.

         (d)      Investments existing on the Closing Date.

         (e) Investments made as a result of the receipt of non-cash consideration in an Asset Sale permitted under Section 10.13.

         (f) Investments consisting of loans and advances to officers and employees of the Company for reasonable travel, relocation and business expenses in the ordinary course of business for bona fide business purposes not in excess of US$1,000,000 at any one time outstanding.

         (g) Investments the payment for which consists exclusively of Capital Stock (exclusive of Disqualified Stock) of the Company.

         (h) Hedging Obligations of the Company and its Restricted Subsidiaries in compliance with this Indenture.

         (i) Investments made by the Company or any of its Restricted Subsidiaries in connection with the Reorganization.

         (j) Other Investments that do not exceed US$7,500,000 in the aggregate at any one time outstanding.

         "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.08 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

         "Principal Operating Subsidiaries" means, at the date of this Indenture, Baytex Exploration Ltd. (formerly known as Bellator Exploration Inc.), Baytex Resources Ltd. (formerly known as Aquilo Energy Inc.) and Baytex Energy Partnership.

         "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

         "Private Placement Legend" has the meaning specified in Section 2.02.

         "Proceeding" has the meaning set forth in Section 14.02.

         "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

         "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

         "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

         "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Registrar" means The Bank of Nova Scotia Trust Company of New York and any successor authorized by the Company to act as Registrar.

         "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the dealer managers named therein, dated as of July 9, 2003 relating to the Securities.

         Registration Statement" means the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Regulation S" means Regulation S under the Securities Act.

         "Regulation S Global Security" has the meaning specified in Section
2.01.

         "Relevant Provinces" shall mean any of the provinces of Canada in which purchases of Initial Securities were made pursuant to applicable exceptions from prospectus requirements.

         "Reorganization" means the transactions contemplated by the Company's plan of reorganization, which transactions include, without limitation, the formation of a new oil and gas trust and the transfer, directly and indirectly, of 100% of the Company's

Voting Stock to the trust; the formation of a new wholly-owned Subsidiary by the Company that focuses primarily on oil and gas exploration, the transfer of a portion of the Company's assets and undeveloped land to such Subsidiary and the distribution by the Company of such Subsidiary's Capital Stock to the Company's shareholders; the issuance by the Company of Deeply Subordinated Inter-company Debt to the newly-formed trust; the creation and distribution by the Company of the Net Profits Interest; and the issuance by the Company to the Company's shareholders of non-voting exchangeable shares exchangeable for units of the trust; PROVIDED that these transactions will have substantially the same economic consequences as described in the offering memorandum, dated as of June 4, 2003, relating to the Offering.

         "Restricted Global Security" has the meaning specified in Section 2.01.

         "Restricted Payment" means any of the following:

         (a) the declaration or payment of any dividend on, or the making of any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary other than (i) dividends or distributions payable solely in Qualified Equity Interests (ii) dividends or distributions to holders of exchangeable shares in connection with the Reorganization or (iii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary;

         (b) the purchase, redemption or other acquisition or retirement for value, directly or indirectly of any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (i) the Company or any Unrestricted Subsidiary or (ii) any Restricted Subsidiary held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

         (c) the making of any principal payment on, or the repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, sinking fund payment or maturity, of any Pari Passu Indebtedness or any Subordinated Indebtedness;

         (d) the making of any Investment (other than a Permitted Investment) in any Person;

         (e) the making of any payment of interest or principal on Deeply Subordinated Inter-company Debt; or

         (f) the making of any payment or distribution on the Net Profits Interest.

         "Restricted Period" has the meaning set forth in Section 3.06.

         "Restricted Subsidiary" means any Subsidiary, including the Principal Operating Subsidiaries, other than an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities to be issued and exchanged for any Initial Securities in accordance with the Exchange Offer as provided for in the Registration Rights Agreement and this Indenture. From and after the issuance of any Additional Securities pursuant to Section 3.12 (but, not for purposes of determining whether such issuance is permitted hereunder), "Securities" shall include such Additional Securities for purposes of this Indenture, and all Initial Securities, Exchange Securities and Additional Securities shall vote together as one series of Securities under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

         "Securities Payment" has the meaning set forth in Section 14.02.

         "Security Register" has the meaning set forth in Section 3.05.

         "Senior Credit Facilities" means the credit agreement made as of July 9, 2003, among the Company, the Banks and The Toronto-Dominion Bank, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the credit agreement or such other documents may be amended, renewed, extended, substituted, assigned by the agent or any lender, restated, refinanced, restructured, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, assignments, restatements, refinancings, restructuring, supplements or other modifications of the foregoing (including increasing the amount of available borrowings thereunder, PROVIDED that such increase in borrowings is permitted by Section 10.10, or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder)) of all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders).

         "Senior Credit Facilities Agent" means The Toronto-Dominion Bank, as agent for the Banks under the Senior Credit Facilities or any successor thereto identified as "agent" in written notice to the Trustee given by the predecessor agent.

         "Senior Indebtedness" means the principal of (and premium, if any) and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Indebtedness of the Company (other than the Securities or Pari Passu Indebtedness), whether outstanding on the Closing Date or thereafter incurred, unless, in the case of such Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be subordinate in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" includes the principal of (and premium, if any) and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) on and all other amounts owing in respect of (i) all obligations of every nature of the Company from time to time owed to the Banks and the Senior Credit Facilities Agent under the Senior Credit Facilities, PROVIDED, HOWEVER, that any Indebtedness under any refinancing, refunding or replacement of the Senior Credit Facilities shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company and (ii) all Hedging Obligations. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness that is represented by Disqualified Stock, (b) any trade payables, (c) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (d) any liability for foreign, federal, provincial, state, local or other taxes owed or owing by the Company, (e) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (f) that portion of any Indebtedness that, at the time of the incurrence, is incurred by the Company in violation of this Indenture and (g) amounts owing under leases (other than Capital Lease Obligations). "Senior Nonmonetary Default" has the meaning set forth in Section 14.03.

         "Senior Payment Default" has the meaning set forth in Section 14.03.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as such Rule is in effect on the date of this Indenture.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, and its successors.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.09.

         "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable, and will not, in either case, include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment to the Securities or the Guarantee issued by such Guarantor (if any), as the case may be.

         "Subsidiary" means any Person a majority of the equity ownership or Voting Stock (including, without limitation, partnership interests) of which is at the time owned, directly or indirectly, by the Company and/or one or more Subsidiaries of the Company.

         "Surviving Entity" has the meaning specified in Section 8.01.

         "Taxes" has the meaning specified in Section 10.23.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 9.05.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Unpaid Restricted Payment Funds" means the total amount of Restricted Payments that the Company and its Restricted Subsidiaries were permitted to make pursuant to clause (a)(i) of Section 10.11, but that the Company did not actually make, and that for the purposes of this Indenture have only accrued on a cumulative basis for every fiscal quarter during which the Company was permitted to make Restricted Payments pursuant to such clause (a)(i).

         "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with
Section 10.18 and (b) any Subsidiary of an Unrestricted Subsidiary.

         "U.S. Government Obligations" has the meaning set forth in Section
12.04.

         "U.S. Physical Securities" has the meaning set forth in Section 2.01.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

         "Volumetric Production Payments" means production payment obligations of the Company or its Restricted Subsidiaries recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Weighted Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing (a) the sum of the product of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment, by (b) the sum of all such principal or liquidation value payments.

         "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the Capital Stock (other than directors' qualifying shares or shares of Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

         SECTION 1.02      COMPLIANCE CERTIFICATES AND OPINIONS.

         Upon any application or request by the Company or any Guarantor, if any, to the Trustee to take any action under any provision of this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.08(a)) shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.03      FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company and/or any Guarantor, if any, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company and/or any such Guarantor stating that the information with respect to such factual matters is in the possession of the Company and/or any such Guarantors, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.04      ACTS OF HOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors, if any. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further reasonable proof with respect to any of the matters referred to in this Section.

         (c) The ownership, principal amount and serial numbers of Securities held by any Person, and the dates of commencement and termination of holding the same, shall be proved by the Security Register.

         (d) If the Company or any Guarantor, if any, shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or any such Guarantor (as the case may be) may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or any such Guarantor (as the case may be) shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company and/or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Security.

         (f) For all purposes of this Indenture, all Initial Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

         SECTION 1.05      NOTICES, ETC., TO TRUSTEE, COMPANY OR GUARANTORS.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

         (a) the Trustee by any Holder, the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing or mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Finance Department, (212) 225-5436, or sent by facsimile to the Trustee at One Liberty Plaza, New York, New York 10006 (with receipt confirmed by telephone at (212) 225-5426); or

         (b) the Company by the Trustee, any Holder or any Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, addressed to it at 205 -5th Avenue S.W., Suite 2200, Calgary, Alberta, Canada T2P 2V7, Attention: Chief Financial Officer, or sent by facsimile to the Company at (403) 205-3845 with receipt confirmed by telephone at (403) 269-4282 (or at any other address or facsimile number previously furnished in writing to the Trustee by the Company); or

         (c) any Guarantor by the Company, any other Guarantor, the Trustee or any Holder shall be sufficient for any purpose hereunder (unless otherwise herein expressly provided) if in writing, and mailed, first class postage prepaid, to such Guarantor addressed to it at c/o Baytex Energy Ltd., 205 -5th Avenue S.W., Suite 2200, Calgary, Alberta, Canada T2P 2V7, Attention: Chief Financial Officer, or sent by facsimile to such Guarantor at (403) 205-3845 (with receipt confirmed by telephone at (403) 269-4282), or at any other address or facsimile number previously furnished in writing to the Trustee by such Guarantor.

         SECTION 1.06      NOTICE TO HOLDERS, WAIVER.

         Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be directed by the Company and reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

         SECTION 1.07 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT.

         If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act sections, such imposed duties or incorporated provision shall control. Notwithstanding the previous sentence, if any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

         SECTION 1.08      EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.09      SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company and the guarantors, if any, shall bind their respective successors and assigns, whether so expressed or not.

         SECTION 1.10      SEVERABILITY CLAUSE.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.11      BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, the Holders and any holder of Senior Indebtedness with respect to Article XIV, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 1.12      GOVERNING LAW.

         This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York (without regard to applicable principles of conflicts of law thereof). Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Exchange Offer Registration Statement or, under certain circumstances, the effectiveness of the Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 1.13      LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 3.09, Stated Maturity or Maturity, Change of Control Purchase Date or Asset Sale Purchase Date with respect to any Security or other day on which principal (premium, if any) or interest in respect or the Securities is due, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 3.09, Stated Maturity or Maturity, Change of Control Purchase Date or Asset Sale Purchase Date; PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date or other such day, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 3.09, Stated Maturity or Maturity, Change in Control Purchase Date or Asset Sale Purchase Date, as the case may be, to the next succeeding Business Day.

         SECTION 1.14      RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect in Canada from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP, as defined in this Indenture;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) all references to "US$", U.S. dollars" or `United States Dollars" shall refer to the lawful currency of the United States of America.

         SECTION 1.15 AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.

         By the execution and delivery of this Agreement, the Company (i) acknowledges that it will, by separate written instrument, designate and appoint CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture, the Securities or the Exchange Securities that may be instituted in any Federal or state court in the State of New York, the City of New York, the Borough of Manhattan, or brought under federal or state securities laws, and acknowledges that CT Corporation System will accept such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company in accordance with Section 1.05 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

         To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

         SECTION 1.16      JUDGMENT CURRENCY.

         The Company agrees to indemnify each Holder against any loss incurred by such Holder as a result of any judgment or order being given or made against the Company for any U.S. dollar amount due under this Indenture and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party's receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase or, or conversion into, United States dollars.

                                   ARTICLE II

                                 SECURITY FORMS

         SECTION 2.01      FORMS GENERALLY.

         The Securities and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

         The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

         The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Initial Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities without interest coupons substantially in the form set forth in Exhibit A (collectively "Restricted Global Security") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         Initial Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent global Securities in fully registered form without interest coupons substantially in the form set forth in Exhibit A (collectively, the "Regulation S Global Security" and, together with the Restricted Global Security, the "Global Securities" or each individually, a "Global Security") deposited with, or on behalf of the Depository or with the Trustee, as custodian for the Depositary. Interests in the Regulation S Global Security may be held through the accounts of CDS, Euroclear and Clearstream, which are indirect participants in DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         If DTC is at any time unwilling or unable to continue as a depositary, the Company will issue certificates for the Securities in definitive, fully registered, non-global form without interest coupons in exchange for the Regulation S Global Security or Restricted Global Security, as the case may be. In all cases, certificates for Securities delivered in exchange for any Global Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC.

         In the case of certificates for Securities in non-global form issued in exchange for the Regulation S Global Security or Restricted Global Security, such certificates will bear the first legend appearing under Section 2.02 of this Indenture (unless the Company determines otherwise in accordance with applicable law). The holder of a Security in non-global form may transfer such Security, subject to compliance with the provisions of such legend, by surrendering it at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the Trustee.

         Initial Securities offered and sold other than as global securities shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in this Article (the "U.S. Physical Securities").

         SECTION 2.02      RESTRICTIVE LEGENDS.

         Unless and until an Initial Security is sold under an effective Registration Statement, exchanged for an Exchange Security in connection with an effective Registration Statement or exchanged pursuant to a Canadian Final Prospectus for which receipts have been issued by each of the Canadian Securities Commissions in the Relevant Provinces, in each case pursuant to the Registration Rights Agreement, each certificate representing a Security shall contain a legend substantially to the following effect (the "Private Placement Legend") on the face thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR
         (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE

         OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES;

and, if issued to holders resident in Canada:

         UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS FOUR MONTHS, OR SUCH OTHER DATE AS MAY BE REQUIRED BY THE SECURITIES LAWS IN THE PROVINCE IN WHICH THE HOLDER IS RESIDENT, AND A DAY AFTER THE DATE OF ISSUE].

         Each Global Security, whether or not an Initial Security, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW
         YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT
         FOR REGISTRATION OF TRANSFER,

         EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS
         3.06 AND 3.07 OF THE INDENTURE.

                                  ARTICLE III

                                 THE SECURITIES

         SECTION 3.01      TITLE AND TERMS.

         The initial aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to US$179,699,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.04, 3.05, 3.06, 3.07, 3.08, 9.06, 10.12, 10.13 or 11.08, pursuant to an
Exchange Offer or pursuant to Section 3.12. The Company may also issue additional Securities under this Indenture having identical terms and conditions to the Securities, subject to compliance with the covenants contained herein including, without limitation, the covenant contained in Section 10.22 (the "Additional Securities").

         The Initial Securities shall be known and designated as the "9 5/8% Senior Subordinated Notes due 2010" and the Exchange Securities shall be known and designated as the "9 5/8% Senior Series B Subordinated Notes due 2010." Their Stated Maturity shall be July 15, 2010, and they shall bear interest at the rate of 9 5/8% per annum from the Closing Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on January 15 and July 15 in each year, commencing January 15, 2004, until the principal thereof is paid or duly provided for, to the Person in whose name the Security (or any predecessor Security) is registered at the close of business on the January 1 or July 1 next preceding such Interest Payment Date.

         The principal of (premium, if any) and interest on the Securities shall be payable, and the Securities shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes, (which initially shall be the office of the Trustee located at One Liberty Plaza, 23rd Floor, New York, New York 10006) or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; PROVIDED that all payments with respect to the U.S. Global Securities, as well as Physical Securities the Holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date for such payment, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

         Securities that remain outstanding after the consummation of the Exchange Offer and Exchange Securities issued in connection with the Exchange Offer will be treated as a single class of securities under this Indenture.

         The Securities shall be redeemable as provided in Article XI.

         SECTION 3.02      DENOMINATIONS.

         The Securities shall be issuable only in registered form without coupons and only in denominations of US$1,000 and any integral multiple thereof.

         SECTION 3.03      EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

         The Securities shall be executed on behalf of the Company by its Chairman, its President or a Vice President. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Initial Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Initial Securities directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of Securities contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Securities. On Company Order, the Trustee shall authenticate for original issue Exchange Securities in an aggregate principal amount not to exceed US$179,699,000 plus the aggregate principal amount of any Additional Securities issued; PROVIDED that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement and a Company Order for the authentication of such securities certifying that all conditions precedent to the issuance have been complied with (including the effectiveness of a registration statement related thereto). In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities. Such order shall specify the amount of Securities to be authenticated and the date on which the original issue of Initial Securities or Exchange Securities is to be authenticated.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         In case the Company, pursuant to Article VIII, shall be amalgamated, consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such amalgamation, consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII, any of the Securities authenticated or delivered prior to such amalgamation, consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

         SECTION 3.04      TEMPORARY SECURITIES.

         Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         SECTION 3.05      REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as "Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. The Company shall have the right to remove and replace from time to time the Registrar; PROVIDED, THAT, no such removal or replacement shall be effective until a successor Registrar with respect to such Securities shall have been appointed by the Company and shall have accepted such appointment by the Company. In the event that the Trustee shall not be or shall cease to be the Registrar with respect to the Securities, it shall have the right to examine the Security Register at any reasonable times. There shall be the one Security Register for such Securities.

         Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange (including an exchange of Initial Securities for Exchange Securities), the Company shall execute, and the Trustee shall authenticate and deliver, the Securities, which the Holder making the exchange is entitled to receive; PROVIDED that no exchange of Initial Securities for Exchange Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission or receipts for a Canadian Final Prospectus have been issued by the Canadian Securities Commissions in each of the Relevant Provinces, as applicable, and that the Initial Securities to be exchanged for the Exchange Securities shall be cancelled by the Trustee.

         Whenever any Securities are so surrendered for exchange, the Company shall execute and the Trustee shall authenticate and deliver, the Securities which the Holder making the election is entitled to receive.

         Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 2.01, any permanent global Security shall be exchangeable only as provided in this paragraph and the immediately following paragraph. If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as contemplated by Section 3.01 and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by DTC or such other depository as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged, which shall be in the form of definitive Securities, PROVIDED, HOWEVER, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption. If a Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any special date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such

Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

         Upon the exchange of a global Security for Securities in definitive registered form, such global Securities shall be cancelled by the Trustee. Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the person in whose name such Securities are so registered.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06, 10.12, 10.13 or 11.08 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 11.04 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         Notwithstanding anything to the contrary contained herein, the Trustee shall have no duty whatsoever to monitor Federal or State securities laws.

         SECTION 3.06      BOOK-ENTRY PROVISIONS FOR RESTRICTED GLOBAL SECURITY.

         (a) The Global Security initially shall (i) be registered in the name of Cede & Co., as nominee of the Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth in Section 2.02.

         The Depositary or its nominee shall be the Holder of the Global Securities, and owners of beneficial interests in the Securities represented by the Global Securities shall hold such interests pursuant to the procedures and practices of the Depositary. Any such owner's beneficial ownership of any such Securities will be shown only on, and the transfer of such ownership interest shall be effected only through, records maintained by the Depositary or its nominee. Investors in the Regulation S Global Security may hold their interests in Regulation S Global Security through CDS, Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. CDS, Euroclear and Clearstream will hold interests in the Regulation S Global Security on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which, in turn, will hold such interests in the Regulation S Global Security in customer's securities accounts in the depositaries' names on the books of the Depositary. All interests in a Global Security, including those held through CDS, Euroclear or Clearstream, may be subject to the procedures and requirements of the Depositary. Those interests held through CDS, Euroclear and Clearstream will be subject to the procedures and requirements of such system.

         (b) Transfers of any Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in any Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 3.07.

         Unless (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for a Global Security or ceases to be a "Clearing Agency" registered under the Exchange Act or announces an intention permanently to cease business or does in fact do so and a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing with respect to a Global Security, owners of beneficial interests in a Global Security will not be entitled to have any portions of such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities in definitive form and will not be considered the owners or holders of the Global Security.

         (c) Securities issued in exchange for a Global Security or any portion thereof pursuant to the last sentence of subsection (b) of this Section shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.

Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. In the event of the occurrence of any of the events specified in the last sentence of subsection
(b) of this Section 3.06, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive form.

         (d) Except as otherwise set forth in this Indenture or a Global Security, owners of beneficial interests in the Securities evidenced by a Global Security will not be entitled to any rights under this Indenture with respect to such Global Security, and the Depositary or its nominee may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner and Holder of such Global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to beneficial ownership interest of a Security in global form or for maintaining any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Security.

         SECTION 3.07      SPECIAL TRANSFER PROVISIONS.

         Unless and until (i) an Initial Security is sold under an effective Registration Statement, or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, the following provisions shall apply:

         (a) RESTRICTED GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY. If, at any time, an owner of a beneficial interest in a Restricted Global Security deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its interest in such Restricted Global Security to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Security, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Security as provided in this Section 3.07(a). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Security in an amount equal to the beneficial interest in the applicable Restricted Global Security to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and the CDS, Euroclear or Clearstream account (if applicable) to be credited with such increase, and (3) a certificate substantially in the form of Exhibit B hereto given by the owner of such beneficial interest, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of the applicable Restricted Global Security and to increase or cause to be increased the aggregate principal amount of the applicable Regulation S Global Security by the principal amount of the beneficial interest in the Restricted Global Security to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the aggregate principal amount of the applicable Restricted Global Security, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Restricted Global Security that is being exchanged or transferred.

         (b) REGULATION S GLOBAL SECURITY TO RESTRICTED GLOBAL SECURITY. If, at any time, an owner of a beneficial interest in a Regulation S Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such Regulation S Global Security to a Person who is required or permitted to take delivery thereof in the form of an interest in a Restricted Global Security, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security, as provided in this Section 3.07(b). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Restricted Global Security equal to the beneficial interest in the Regulation S Global Security to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with such increase and (3) if such transfer is requested prior to the expiration of the Restricted Period, a certificate in the form of Exhibit C attached hereto given by the owner of such beneficial interest, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of such Regulation S Global Security and to increase or cause to be increased the aggregate principal amount of the applicable Restricted Global Security by the principal amount of the beneficial interest in the Regulation S Global Security to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Restricted Global Security equal to the reduction in the aggregate principal amount of such Regulation S Global Security and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Security that is being transferred. After the expiration of the Restricted Period, the certificate described in clause (3) above shall no longer be required to effect transfers pursuant to this Section 3.07(b).

         (c) TRANSFERS OF U.S. PHYSICAL SECURITIES FOR RESTRICTED GLOBAL SECURITY OR REGULATION S GLOBAL SECURITY. If the holder of a U.S. Physical Security wishes at any time to transfer such holder's U.S. Physical Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security or the Restricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 3.07(c). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Security or Restricted Global Security, as the case may be, in a principal amount equal to that of the U.S. Physical Securities to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary (and CDS, Euroclear or Clearstream account, as applicable) to be credited with such beneficial interest and (3) a certificate in substantially the form set forth in Exhibit D, given by the holder of such U.S. Physical Security, the Trustee, as Security Registrar, shall instruct the Depositary to increase the principal amount of the Regulation S Global Security or the Restricted Global Security, as the case may be, by the principal amount of the U.S. Physical Security to be so transferred, and to cancel or cause to be canceled such U.S. Physical Security.

         (d) RESTRICTED GLOBAL SECURITY OR U.S. PHYSICAL SECURITY TO REGULATION S GLOBAL SECURITY AFTER TWO YEARS. If the holder of a beneficial interest in a Restricted Global Security or U.S. Physical Security wishes at any time after the second anniversary of the date of original issuance of the Securities to (A) transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security or (B) to exchange such interest for a beneficial interest in a Regulation S Global Security, such transfer or exchange may be effected, subject to the Applicable Procedures, only in accordance with this Section 3.07(d). Upon receipt by the Trustee of (1) in the case of a transfer or exchange of an interest in the Restricted Global Security or a U.S. Physical Security, instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a beneficial interest in the Regulation S Global Security in an amount equal to that the beneficial interest in the Restricted Global Security to be so transferred or exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary (and, if applicable, the CDS, Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest and (3) a certificate substantially in the form of Exhibit E hereto given by the holder of such beneficial interest, the Trustee, as Registrar, shall (i) in the case of a transfer or exchange of an interest in the Restricted Global Security, instruct the Depositary to reduce the principal amount of the Restricted Global Security, and to increase the principal amount of the Regulation S Global Security, by the principal amount of the beneficial interest in the Restricted Global Security to be so transferred or exchanged, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security having a principal amount equal to the amount by which the principal amount of the Restricted Global Security was reduced upon such transfer or exchange or (ii) in the case of a transfer or exchange of a U.S. Physical Security, cancel such U.S. Physical Security and increase the principal amount of the Regulation S Global Security accordingly.

         (e) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by clauses (i) or (ii) or Section 2.02 exist and the Company directs the Trustee pursuant to an Officers' Certificate to remove such legend or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (f) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

         The Registrar shall retain as required by law copies of all letters, notices and other written communications received pursuant to Section 3.06 or this Section 3.07. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         SECTION 3.08      MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

         If (i) any mutilated Security is surrendered to the Trustee or the Registrar, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 3.09 PAYMENT OF PRINCIPAL AND INTEREST; INTEREST RIGHTS PRESERVED.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Trustee located at One Liberty Plaza, 23rd Floor, New York, New York 10006) pursuant to Section 10.02 or, at the option of the Company, principal (premium, if any, on) and interest may be paid by check mailed to the address of the Person entitled thereto pursuant to Section 3.10 as such address appears in the Security Register; PROVIDED that all payments with respect to Global Securities, and Physical Securities, the Holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof PROVIDED FURTHER, that principal paid in relation to any Security redeemed at the option of the Company pursuant to
Article XI, or paid at Maturity, shall be paid to the holder of such Security only upon presentation and surrender of such Security to such office or agency referred to in this Section 3.07.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and interest on such defaulted interest (to the extent lawful) at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

         (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in
Section 1.06, not less than 10 days prior to such Special

Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

         (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         If the Company shall be required to pay any additional interest pursuant to the terms of the Registration Rights Agreement, it shall deliver an Officers' Certificate to the Trustee setting forth the new interest rate and the period for which such rate is applicable.

         SECTION 3.10      PERSONS DEEMED OWNERS.

         Prior to the due presentment of a Security for registration of transfer, the Company, each Guarantor, the Trustee and any agent of the Company, such Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (premium, if any) and (subject to Sections 3.05 and 3.09) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantors, the Trustee or any agent of the Company, such Guarantor or the Trustee shall be affected by notice to the contrary.

         SECTION 3.11      CANCELLATION.

         All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, then, unless provided otherwise in a supplemental indenture, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.

         SECTION 3.12      ISSUANCE OF ADDITIONAL SECURITIES.

         The Company may, subject to Article X of this Indenture issue Additional Securities having identical terms and conditions to the Securities offered hereby. Any Additional Securities will be part of the same issue as the Securities offered hereby and will vote on all matters with the Securities offered hereby.

         SECTION 3.13      CUSIP AND CINS NUMBERS.

         The Company in issuing the Securities may use "CUSIP" and "CINS" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "CINS" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

         SECTION 3.14      COMPUTATION OF INTEREST.

         Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months. For the purposes of disclosure under the INTEREST ACT (Canada), the yearly rate of interest to which interest calculated under a Security for any period in any calendar year (the "calculation period") is equivalent, is the rate payable under a Security in respect of the calculation period multiplied by a fraction the numerator which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the calculation period.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

         SECTION 4.01      SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture and the Collateral Documents shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

         (a)      either

                  (i) all the Securities theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid as provided in Section 3.08, Securities that have been subject to defeasance under Article XII and Securities for which payment has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in Trust by the Company and thereafter repaid to the Company, as provided in Section 10.03 or discharged from such trust) have been delivered to the Trustee for cancellation; or

                  (ii) all Securities not theretofore delivered to the Trustee for cancellation

                           (A)      have become due and payable,

                           (B) will become due and payable at Stated Maturity within one year, or

                           (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, or the Guarantors, as the case may be, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions directing the Trustee to apply the funds to the payment of the Securities at the Stated Maturity or Redemption Date, as the case may be;

         (b) the Company or the Guarantors, as the case may be, has paid or caused to be paid all sums payable hereunder by the Company; and

         (c) the Company or the Guarantors, as the case may be, has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.06 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

         SECTION 4.02      APPLICATION OF TRUST MONEY.

         Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         SECTION 4.03      DISCHARGE OF COLLATERAL DOCUMENTS OR GUARANTEES

         Upon the dissolution or winding up of a Subsidiary who has executed a guarantee of the Mirror Note or any Additional Mirror Note or any Guarantee, and the transfer of such Subsidiary's assets to the Company, such Subsidiary's guarantee or Guarantee, as applicable, will automatically be discharged and released and will cease to be of further effect.

         Further, upon the dissolution or winding up of all of the Company's Restricted Subsidiaries (other than Baytex Marketing Ltd.) and the transfer of all of the Company's Restricted Subsidiaries' assets to the Company (other than the assets of Baytex Marketing Ltd.), all of the Collateral Documents will automatically be discharged and released and will cease to be of further effect.

                                    ARTICLE V

                                    REMEDIES

         SECTION 5.01      EVENTS OF DEFAULT.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body unless such event is deleted or modified in or pursuant to a supplemental indenture executed in accordance with all of the terms of this Indenture):

         (a) default in the payment of any interest on any Security when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not prohibited by Article XIV of this Indenture);

         (b) default in the payment of the principal of (or premium, if any) on any Security when due;

         (c)      failure to perform or comply with the provisions described in
Article VIII or to make or consummate a Change of Control Offer or an Asset Sale Offer in accordance with the provision of Section 10.12 and Section 10.13, respectively (whether or not such payment shall be prohibited by Article XIV of this Indenture);

         (d) default in the observance or performance, or breach, of any covenant or agreement of the Company or any Guarantor contained in this Indenture or any Guarantee (other than as contemplated by clauses (a), (b) and (c) above) and continuance of such default or breach for a period of 30 days after written notice has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding;

         (e) the occurrence of an event of default under any mortgage, bond, indenture, loan agreement or other document evidencing Indebtedness of the Company or any Restricted Subsidiary, which Indebtedness has an aggregate outstanding principal amount of US$10,000,000 or more, and such default (i) results in the acceleration of such Indebtedness prior to its Stated Maturity or
(ii) constitutes a failure to make any payment with respect to any such Indebtedness when due and payable after expiration of any applicable grace period;

         (f) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate US$10,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

         (g) the occurrence of an event of default under any of the Collateral Documents;

         (h) the Mirror Note, any Additional Mirror Note, any guarantee of the Mirror Note, any Additional Mirror Note or the Securities or any of the related Collateral Documents ceases to be in full force and effect or is declared null and void or the issuer of the Mirror Note, any Additional Mirror Note or any guarantor of the Mirror Note, any Additional Mirror Note or the Securities denies that it has any further liability under such note or guarantee or the related Collateral Documents, or gives notice to such effect, except in the case of termination of this Indenture or the discharge or release of any such note or guarantee in accordance with Article IV or any other provision in this Indenture, and such condition has continued for a period of 30 days after written notice of such failure requiring that such default be remedied has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Securities then Outstanding;

         (i) other than in respect of the Reorganization, an entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company or any Significant Subsidiary under any Bankruptcy Law or any other applicable United States or Canadian federal, state or provincial law, or appointing a Custodian of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

         (j) other than in respect of the Reorganization, the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law or the consent by it to the filing of any such petition or to the appointment of a Custodian of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

         SECTION 5.02      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default (other than as specified in Section 5.01(i) or (j)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare the principal of (and premium, if any) and accrued and unpaid interest on, all of the Outstanding Securities immediately due and payable and, upon any such declaration, all such amounts will become due and payable immediately. If an Event of Default specified in Section 5.01(i) or (j) above occurs and is continuing, then the principal (and premium, if any), and accrued and unpaid interest on all of the Securities then Outstanding will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities. The Company shall deliver to the Trustee, within 10 days after the occurrence thereof, notice of any default or acceleration referred to in Section 5.01(e).

         At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if:

                  (i) the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay,

                           (A)      all overdue interest on all Securities;

                           (B) all unpaid principal of (and premium, if any) on any Outstanding Securities that has become due other than by such declaration of acceleration and interest thereon at the rate borne by the Securities;

                           (C) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Securities; and

                           (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (ii) all Events of Default, other than the non-payment of amounts of principal of (and premium, if any) or interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

         No such rescission shall affect any subsequent Default or impair any right consequent thereon.

         Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because an Event of Default specified in Section 5.01(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

         SECTION 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

         The Company and each of the Guarantors, if any, covenants that if

         (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

         (b) default is made in the payment of the principal of (or premium, if any) on any Security at the Maturity thereof,

the Company and each Guarantor (if any) will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company or any Guarantor (if any), as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, such Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, such Guarantor or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 5.04      TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company and its debts or any other obligor upon the Securities (including the Guarantors, if any), and their debts or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other securities or property payable or deliverable upon the conversion or exchange of such securities or upon any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 5.05      TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
                           SECURITIES.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 5.06      APPLICATION OF MONEY COLLECTED.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section
6.06;

         SECOND: To the payment of the amounts then due and unpaid for principal of (premium, if any), and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (premium, if any) and interest, respectively; and

         THIRD: The balance, if any, to the Company and/or the Guarantors, as the case may be.

         SECTION 5.07      LIMITATION ON SUITS.

         No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;


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

         (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) to be incurred in compliance with such request;

         (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         SECTION 5.08 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article XII and Section 14.04) and in such Security of the principal of (and premium, if any) and (subject to Section 3.09) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         SECTION 5.09      RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors (if any), the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 5.10      RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 3.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall,


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

to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.11      DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 5.12      CONTROL BY HOLDERS.

         The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that

         (a) such direction shall not be in conflict with any rule of law or with this Indenture,

         (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

         (c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

         SECTION 5.13      WAIVER OF PAST DEFAULTS.

         The Holders of not less than a majority in principal amount of the Outstanding Securities may, on behalf of the Holders of all of the Securities, waive any past defaults hereunder, except a default

         (a) in the payment of the principal of (premium, if any) or interest on any Security, or

         (b)      in respect of a covenant or provision hereof which under
Article IX cannot be modified or amended without the consent of the Holder of each Security Outstanding.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.


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

         SECTION 5.14      WAIVER OF STAY OR EXTENSION LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.15      UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal (premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

                                   ARTICLE VI

                                   THE TRUSTEE

         SECTION 6.01      NOTICE OF DEFAULTS.

         If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Securities in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after the occurrence thereof; PROVIDED, HOWEVER, that, except in the case of a Default or an Event of Default in the payment of principal of (premium, if any) or interest on any Securities, the Trustee may withhold the notice to the Holders of the Securities if it in good faith determines that withholding such notice is in the interests of the Holders of the Securities.

         SECTION 6.02      CERTAIN RIGHTS OF TRUSTEE.

         Subject to the provisions of TIA Sections 315(a) through 315(d):


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

         (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting, pursuant to the terms of this Indenture or otherwise, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate or an Opinion of Counsel;

         (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into, and may conclusively rely upon, the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and


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

         (i) except during the continuance of an Event of Default, the Trustee need perform only those duties as are specifically set forth in this Indenture.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         In acting under the Collateral Documents and the Collateral Documents Subordination Agreement, the Trustee shall have the full benefit of the exculpatory and protective provisions under this Indenture.

         SECTION 6.03 TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

         The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Securities or any Guarantee, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and, upon the effectiveness of the Registration Statement, that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company will be true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

         SECTION 6.04      MAY HOLD SECURITIES.

         The Trustee, any Paying Agent, any Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

         SECTION 6.05      MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or any Guarantor, as the case may be.

         SECTION 6.06      COMPENSATION AND REIMBURSEMENT.

         The Company agrees:


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

         (a) to pay to the Trustee (in its capacity as Trustee, Paying Agent and Registrar) from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, any Collateral Document or the Collateral Documents Subordination Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without willful misconduct, negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of enforcing this Indenture against the Company or the Guarantors (including this Section 6.06) or any Collateral Document or the Collateral Documents Subordination Agreement against the relevant party thereto and of defending itself against any claim (whether asserted by any Holder or the Company or any other party to any Collateral Document or the Collateral Documents Subordination Agreement) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder.

         The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and any termination under any bankruptcy law. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (premium, if any) or interest on particular Securities.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(i) or (j), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

         The provisions of this Section shall survive the termination of this Indenture.

         SECTION 6.07      CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus (together with its parent) of at least US$50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of United States federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 6.08      RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.09.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.09 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

         (d)      If at any time:

                           (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, except when the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b), or

                           (2)      the Trustee shall cease to be eligible under
         Section 6.07 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                           (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 6.09      ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the retiring Trustee's rights as provided under the last sentence of Section 6.06. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         SECTION 6.10      MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
                           BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                   ARTICLE VII

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

         SECTION 7.01 CORPORATION TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

         The Company will furnish or cause to be furnished to the Trustee (1) not more than 15 days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of Holders as of such Regular Record Date; PROVIDED, HOWEVER, that the Company shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and at such times as the Trustee is acting as Registrar for the Securities and (2) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

         SECTION 7.02      PRESERVATION OF LIST OF NAMES AND ADDRESSES OF
                           HOLDERS.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section
7.01 and as to the names and addresses of Holders received by the Trustee in its capacity as Registrar for the Securities (if acting in such capacity).

         (b) The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

         (c) Holders may communicate as provided in TIA Section 312(b) with other Holders with respect to their rights under this Indenture or under the Securities.

         SECTION 7.03      DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

         Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

         SECTION 7.04      REPORTS BY TRUSTEE.

         (a) Within 60 days after July 1 of each year commencing with the first July 1 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such July 1 if required by TIA Section 313(a).

         (b) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

         (c) A copy of such report shall, at the time of such transmission to the Holders, be filed by the Trustee with the Company (Attention: Chief Financial Officer), with each securities exchange upon which any of the Securities are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee when the Securities become listed on any stock exchange.

                                  ARTICLE VIII

                       CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

         SECTION 8.01      COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

         Except in connection with the Reorganization, the Company shall not amalgamate, consolidate or merge with or into any other Person (whether or not the Company is the surviving Person), or directly or indirectly sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) to any Person or Persons, in one transaction or a series of related transactions, unless each of the following conditions is satisfied:

         (a) either (i) the Company is the surviving corporation or (ii) the Person (if other than the Company) formed by such amalgamation or consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity") (A) is a corporation, partnership, limited liability company or trust duly organized and validly existing under the laws of Canada or any province thereof or the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form reasonably satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Securities;

         (b) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default has occurred and is continuing;

         (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with such transaction or series of transactions), the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

         (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred at the beginning of the most recently ended four-full-fiscal-quarter period), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur at least US$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 10.10;

         (e) in the event any of the property of the Company or its Restricted Subsidiaries would become subject to any Lien as a result of the transaction or series of transactions, the provisions of Section 10.17 are complied with;

         (f) the transaction or series of transactions will not result in the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) being required to make any deduction or withholding on account of taxes described under Section 10.25, from any payment under or in respect of the Securities that the Company would not have been required to make had such transaction or series of transactions not occurred; and

         (g) the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions complies with the requirements of this Indenture.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries that constitutes all or


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

substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         SECTION 8.02      SUCCESSOR SUBSTITUTED.

         In the event of any transaction or series of related transactions described in and complying with the conditions listed in the first paragraph of
Section 8.01 in which the Company is not the continuing obligor under this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and thereafter the Company shall, except in the case of a transfer by lease, be discharged of all its obligations and covenants under this Indenture and the Securities.

                                   ARTICLE IX

                    SUPPLEMENTS AND AMENDMENTS TO INDENTURE,
                 GUARANTEES, COLLATERAL DOCUMENTS AND COLLATERAL
                        DOCUMENT SUBORDINATION AGREEMENT

         SECTION 9.01      WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holders, the Company and any affected Guarantor, each when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

         (a) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company contained herein and in the Securities or to add any Guarantors of the Securities; or

         (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

         (c)      to add any additional Events of Default; or

         (d) to provide for uncertificated Securities in addition to or in place of the certificated Securities; or

         (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 6.09; or

         (f)      to secure the Securities or any Guarantee; or

         (g) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be defective or inconsistent with any other provision herein, or


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

to make any other provisions with respect to matters or questions arising under this Indenture, PROVIDED that such action shall not adversely affect the interests of the Holders; or

         (h) to comply with any requirement of the Commission or any Canadian regulatory authority in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act or any Canadian regulation.

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, Security or Guarantee, and upon receipt by the Trustee of the documents described in Section 6.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture or Guarantee authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture or Guarantee that affects its own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.02      WITH CONSENT OF HOLDERS.

         With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company, any affected Guarantor and the Trustee, the Company and the Guarantors, each when authorized by or pursuant to a Board Resolution, and the Trustee may enter into one or more indentures supplemental hereto or other agreement for the purpose of modifying in any manner this Indenture, any Guarantee, any Collateral Document or the Collateral Documents Subordination Agreement; PROVIDED, HOWEVER, that no such indenture supplemental or other agreement may, without the consent of the Holder of each Outstanding Security affected thereby:

         (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date); or

         (b) reduce the percentage in aggregate principal amount of the Outstanding Securities required to consent to any amendment of, or waiver of compliance with, any provision of or defaults under this Indenture; or

         (c) waive a Default or Event of Default in the payment of principal of (or premium, if any) or interest on the Securities (except a rescission of acceleration of Securities by the Holders of at least a majority in aggregate principal amount of the then Outstanding Securities (including Additional Securities issued under this Indenture, if any)); or


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

         (d) release any party to the Collateral Documents, or release the issuer or guarantor of the Mirror Note, any issuer or guarantor of any Additional Mirror Note or any Guarantor from any of its obligations under the Mirror Note, Additional Mirror Note, guarantee or Guarantee, as applicable, except in accordance with the terms of this Indenture, including, without limitation, the discharge and release described under Section 4.03; or

         (e) amend, change or modify any of the provisions of this Indenture relating to the subordination of the Securities, the Guarantees, the Mirror Note, any Additional Mirror Note, any guarantee of the Mirror Note, any guarantee of any Additional Mirror Notes, any other Collateral Documents or the Collateral Documents Subordination Agreement, in a manner adverse to the Holders; or

         (f) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer or Asset Sale Offer in accordance with the provisions of Section 10.12 on Section 10.13, respectively; or

         (g) amend, change or modify any of the provisions in Article XIII or XIV in a manner adverse to the Holders; or

         (h) make any change that would adversely affect the rights of Holders to receive Additional Amounts; or

         (i)      amend, change or modify any of the provisions in this Section
9.02.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.03      EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company and the Guarantors (if any) subject to the customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.04      EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.05      CONFORMITY WITH TRUST INDENTURE ACT.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         SECTION 9.06      REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

         SECTION 9.07      NOTICE OF SUPPLEMENTAL INDENTURES.

         Promptly after the execution by the Company, any affected Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.

                                    ARTICLE X

                                    COVENANTS

         SECTION 10.01     PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

         The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 10.02     MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or


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

upon the Company in respect of the Securities or any Guarantor in respect of the Guarantees and this Indenture may be served. The Corporate Trust Office located at One Liberty Plaza, 23rd Floor, New York, New York 10006 of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

         SECTION 10.03     MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (a) hold all sums held by it for the payment of the principal of (premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;


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

         (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (premium, if any) or interest; and

         (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 10.04     CORPORATE EXISTENCE.

         Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and corporate power (or, in the case of Baytex Energy Partnership, partnership existence and power) of the Company and each Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such corporate existence and corporate power (or, in the case of Baytex Energy Partnership, partnership existence and power) (i) if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders, or (ii) in connection with the Reorganization.


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

         SECTION 10.05     PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (b) lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 10.06     MAINTENANCE OF PROPERTIES.

         The Company will cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

         SECTION 10.07     INSURANCE.

         The Company will at all times keep all of its and its Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties and conducting the same business as the Company.

         SECTION 10.08     STATEMENT BY OFFICERS AS TO DEFAULT.

         (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance by the Company and the Restricted Subsidiaries with all conditions and covenants under this Indenture. For purposes of this
Section 10.08(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

         (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with


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

respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers' Certificate, specifying such event, notice or other action within ten Business Days of its occurrence.

         SECTION 10.09     PROVISION OF REPORTS AND FINANCIAL STATEMENTS.

         The Company will file with the Trustee and provide the Holders, within 15 days after the filing thereof with the Commission, copies of all documents that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act. If the Company is not subject to Section 13(a) or 15(d) of the Exchange Act, the Company will furnish to the Holders and the Trustee:

         (a) within 120 days after the end of each fiscal year, audited year-end consolidated financial statements (including a balance sheet, income statement and statement of cash flows) prepared in accordance with GAAP, with a reconciliation of such financial statements to accounting principles generally accepted in the United States, and

         (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited quarterly consolidated financial statements (including a balance sheet, income statement and statement of cash flows) prepared in accordance with GAAP, which, regardless of applicable requirements, shall, at a minimum, contain "the Management's Discussion and Analysis of Financial Condition and Results of Operations" that the Company's parent trust distributes to its unitholders pursuant to applicable Canadian securities law requirements.

         The Company shall for so long as any Securities remain outstanding, furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         SECTION 10.10 LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

         The Company shall not, and shall not permit any Restricted Subsidiary to, create, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, or issue any Disqualified Stock, other than Disqualified Stock issued in connection with the Reorganization, except that the Company or a Restricted Subsidiary may incur Indebtedness or issue Disqualified Stock if, at the time of such incurrence or issuance, the Fixed Charge Coverage Ratio for the four full fiscal quarters (taken as one accounting period) immediately preceding the incurrence of such Indebtedness or the issuance of such Disqualified Stock for which internal financial statements are available would have been greater than 2.5 to 1.0.

         In making the foregoing calculation, pro forma effect will be given to:
(i) the incurrence of such Indebtedness and the application of the net proceeds from the incurrence of Indebtedness, including to refinance other Indebtedness, since the first day


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

of such four-quarter period as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period, and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any other company, entity, business or assets acquired or disposed of by the Company or any Restricted Subsidiary, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), (A) interest on Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the dated of computation had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months), (B) if such Indebtedness bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate and
(C) the amount of any Indebtedness under a revolving credit facility (including the Senior Credit Facilities to the extent they constitute a revolving credit facility) will be computed based on the average daily balance of such Indebtedness during such four-quarter period.

         SECTION 10.11     LIMITATION ON RESTRICTED PAYMENTS.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of, and immediately after giving effect to, the proposed Restricted Payment, no Default or Event of Default has occurred and is continuing, and either:

                  (i) (A) the Company could incur at least US$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 10.10; (B) the ratio of Consolidated Debt to Consolidated Cash Flow from Operations does not exceed 3.0 to 1.0; and (C) the aggregate amount of all Restricted Payments declared or made after the Closing Date pursuant to this clause (i) does not exceed the sum of:

                           (1)      80% of Consolidated Cash Flow from
         Operations accrued on a cumulative basis from the Closing Date, PLUS

                           (2) 100% of the aggregate net cash proceeds received by the Company after the Closing Date from (i) the issuance by the Company of Deeply Subordinated Inter-company Debt, or (ii) capital contributions in respect of Qualified Equity Interests that the Company receives from any Person that owns, directly or indirectly, 100% of the Company's outstanding Voting Stock; PLUS


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

                           (3) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Company's Board of Directors, whose good faith determination will be conclusive), received by the Company after the Closing Date from any Person, other than a Subsidiary, from the issuance or sale of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, plus the aggregate net cash proceeds received by the Company at the time of such conversion or exchange; OR

                  (ii) The aggregate amount of all Restricted Payments declared or made after the Closing Date pursuant to this clause (ii) does not exceed the sum of Unpaid Restricted Payment Funds not previously expended under this clause (ii), PLUS US$30,000,000.

         (b) Notwithstanding paragraph (a) above, the following will be permitted under this Indenture:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision; PROVIDED no Default or Event of Default has occurred and is continuing or would occur as a result of the actions or payments set forth in this clause (i);

                  (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company; PROVIDED no Default or Event of Default has occurred and is continuing or would occur as a result of the actions or payments set forth in this clause (ii);

                  (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Pari Passu Indebtedness or Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company;

                  (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of Pari Passu Indebtedness or Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, new Subordinated Indebtedness, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause (xiii) of the definition of Permitted Indebtedness;

                  (v) provided no Default or Event of Default has occurred and is continuing or would result from the actions or payments set forth in this clause (v), the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a "change of


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

control" in accordance with provisions similar to the provisions of Section 10.12; PROVIDED that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in that covenant with respect to the Securities and has repurchased all Securities validly tendered for payment in connection with such Change of Control Offer;

                  (vi) provided no Default or Event of Default has occurred and is continuing or would result from the actions or payments set forth in this clause (vi), the repurchase, redemption or other acquisition or retirement for value of Capital Stock (or options therefor) from directors, officers or employees of the Company pursuant to any agreement upon the death, disability or termination of employment of such directors, officers or employees, in an amount not to exceed US$500,000 in any calendar year or US$2,000,000 in the aggregate;

                  (vii) payments or distributions in connection with an amalgamation, consolidation, merger, including by way of takeover bid, exchange offer or tender offer, or transfer of assets that complies with the conditions set forth in Section 8.01; and

                  (viii) payments or distributions in connection with the Reorganization.

In determining the aggregate amount of Restricted Payments made subsequent to the Closing Date in accordance with Section 10.11(a)(i) or Section 10.11(a)(ii), as applicable, amounts expended pursuant to clauses (i), (ii), (iii), (v) and
(vi) of Section 10.11(b) shall be included in such calculation, unless expended in connection with the Reorganization.

         (c) For the purpose of making any Restricted Payment calculations under this Indenture (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company shall be deemed to have made an Investment in an amount equal to the greater of fair market value or net book value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination will be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of the Company, whose good faith determination will be conclusive.

         If the aggregate amount of all Restricted Payments calculated under paragraph (a)(i) of this Section 10.11 includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under Section 10.11(a)(i) shall be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.


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         If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under this Section 10.11 shall be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in the Company's Consolidated Net Income; PROVIDED that the total amount by which the aggregate amount of all Restricted Payments may be reduced shall not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

         In computing the Consolidated Net Income of the Company for purposes of clause (i) of paragraph (a) of this Section 10.11, (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and (ii) the Company will be permitted to rely in good faith on the financial statements that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

         SECTION 10.12     PURCHASE OF SECURITIES UPON A CHANGE OF CONTROL.

         Except for any Change of Control in connection with the Reorganization, if a Change of Control occurs at any time, then each Holder shall have the right to require that the Company purchase such Holder's Securities, in whole or in part, at a purchase price in cash equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in this Indenture.

         Within 30 days following the date on which a Change of Control occurs, the Company shall notify the Trustee and give written notice of such Change of Control to each holder of Securities by first-class mail, postage prepaid, at its address appearing in the Security Register, stating, among other things, (i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act; (ii) that any Security not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the purchase price, any Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date;
(iv) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer shall be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding


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the purchase date (the "Change of Control Payment Date"); (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; (vi) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to US$1,000 in principal amount or an integral multiple thereof; (vii) the instructions that the Holders of Securities must follow in order to tender their Securities; and (viii) the circumstances and relevant facts regarding such Change of Control.

         The Company shall comply with any applicable tender offer rules including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

         SECTION 10.13     LIMITATION ON CERTAIN ASSET SALES.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is at least equal to the fair market value of the assets and properties sold or otherwise disposed of (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive, and evidenced by a resolution of the Board of Directors) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale is either (x) cash, Cash Equivalents, Liquid Securities or Exchanged Properties (collectively, "Permitted Consideration") or (y) the property or assets received that do not constitute Permitted Consideration have an aggregate fair market value of no more than 10% of the Company's Adjusted Consolidated Net Tangible Assets.

         (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 365 days after such Asset Sale, (i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Senior Credit Facilities, or to the repayment of other Senior Indebtedness of the Company or a Restricted Subsidiary, (ii) invest all or a portion of such Net Cash Proceeds in properties and assets that will be used by the Company or its Restricted Subsidiaries in the Oil and Gas Business, or (iii) make an Asset Sale Offer pursuant to clause
(c) below. The amount of Net Cash Proceeds from all Asset Sales after the Closing Date not used for one of the purposes described in clause (i) or (ii) will constitute "Excess Proceeds." If at any time any non-cash consideration received by the Company or any Restricted Subsidiary in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale for purposes of this Section 10.13 and the Net Cash Proceeds thereof shall be applied in accordance with this Section 10.13.


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         (c)      On any day when the aggregate amount of Excess Proceeds
exceeds US$10,000,000, the Company shall, within 30 days thereafter, make an offer to purchase (an "Asset Sale Offer") from all Holders of Securities, on a pro rata basis, in accordance with the procedures set forth in paragraph (d) below, the maximum principal amount (expressed as a multiple of US$1,000) of Securities that may be purchased with the Excess Proceeds. The offer price as to each Security will be payable in cash in an amount equal to 100% of the principal amount of such Security plus in each case accrued and unpaid interest, if any, to the date of repurchase. To the extent that the aggregate principal amount of Securities validly tendered and not withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use the portion of the Excess Proceeds not required to be used to repurchase the Securities for any other purpose not prohibited by this Indenture. If the aggregate principal amount of Securities validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Securities to be purchased will be selected by the Trustee on a pro rata basis (based upon the principal amount of Securities). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds will be reset to zero.

         (d) Within the time period described in paragraph (c) above for making an Asset Sale Offer, the Company shall mail a notice to each Holder in the manner provided in Section 1.06 stating: (1) that the Asset Sale Offer is being made pursuant to the provisions of Section 10.13 of this Indenture and that all Securities duly and timely tendered shall be accepted for payment (except, as provided above, if the aggregate principal amount as the case may be, of the Securities exceeds the amount of Excess Proceeds); (2) the purchase price and the purchase date (the "Asset Sale Purchase Date"), which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (or as otherwise required by the Exchange Act); (3) that any Securities not tendered shall continue to accrue interest; (4) that, unless the Company defaults in the payment of the purchase price, all Securities accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date; (5) that Holders electing to have any Securities purchased pursuant to an Asset Sale Offer shall be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date; (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; (7) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to US$1,000 in principal amount or an integral multiple thereof; (8) any other procedures that the Holders of Securities must follow in order to tender their Securities; and
(9) the circumstances and relevant facts regarding such Asset Sale.


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         SECTION 10.14     LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions with, or for the benefit of, any Affiliate of the Company or any of its Restricted Subsidiaries unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with a Person that is not an Affiliate of the Company or its Restricted Subsidiaries and (b) either (i) with respect to any transaction or series of related transactions involving aggregate payments in excess of US$2,500,000, but less than US$10,000,000, the Company delivers to the Trustee a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such transaction or series of related transactions comply with clause (a) above and that such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company or (ii) with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than US$10,000,000, the Company delivers to the Trustee (x) an Officers' Certificate certifying that such transaction or series of related transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company and (y) a written opinion from a nationally recognized investment banking firm to the effect that such transaction or series of related transactions are fair to the Company or such Restricted Subsidiary from a financial point of view.

         The foregoing covenant shall not restrict any of the following:

                  (A) transactions exclusively among the Company and/or its Restricted Subsidiaries provided such transactions are not otherwise prohibited under this Indenture;

                  (B) the Company from paying reasonable and customary regular compensation or fees to, or executing customary expense reimbursement, indemnification or similar arrangements with, directors or executive officers of the Company or any Restricted Subsidiary made in the ordinary course of business;

                  (C)      transactions permitted by the provisions of
         Section 10.11;

                  (D) the issuance of the Mirror Note, the guarantees of the Mirror Note and transactions permitted by Section 10.21 and Section 10.22;

                  (E)      transactions in connection with the Reorganization;
         and

                  (F) the incurrence by the Company or any Restricted Subsidiary of Deeply Subordinated Inter-company Debt.


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         SECTION 10.15     LIMITATION ON DIVIDENDS AND OTHER PAYMENT
                           RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of any of the following:

                  (i) this Indenture, the Collateral Documents, any Guarantee, the Securities, the Senior Credit Facilities, as originally executed, and any other agreement in effect on the Closing Date;

                  (ii)     applicable law;

                  (iii) customary non-assignment provisions of any lease governing a leasehold interest, or of any contract, of the Company or any Restricted Subsidiary, relating to the property covered thereby and entered into in the ordinary course of business;

                  (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                  (v) any encumbrance or restriction contained in contracts for sales of assets permitted by Section 10.13 with respect to assets to be sold pursuant to such contract;

                  (vi) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses
         (i) and (iv); PROVIDED that the terms and conditions of any such encumbrances or restrictions are not less favorable in any material respect to the Holders of Securities than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

         SECTION 10.16 LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

         The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to convey, sell, assign, transfer, lease or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other


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

rights to purchase shares of such Capital Stock) except (a) to the Company or a Wholly-Owned Restricted Subsidiary, (b) in a transaction or series of related transactions consisting of a sale, PROVIDED that immediately after giving effect to such sale, neither the Company nor any of its Subsidiaries owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) and such sale complies with the provisions of Section 10.13 or (c) in connection with the Reorganization.

         The Company shall not permit any Restricted Subsidiary to issue Preferred Stock (other than to the Company or its Wholly-Owned Restricted Subsidiary) or permit any Person (other than the Company or its Wholly-Owned Restricted Subsidiaries) to own any Preferred Stock of any of the Company's Restricted Subsidiaries.

         SECTION 10.17     LIMITATION ON LIENS.

         The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary now owned or acquired after the Closing Date, or any income or profits therefrom, unless the Securities are directly secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien, and except for any Lien securing Acquired Indebtedness created prior to the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, PROVIDED that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by the Company or the Restricted Subsidiary. Notwithstanding the foregoing, nothing in the Indenture shall prohibit the creation or incurrence of a Lien under any of the Collateral Documents or any guarantee issued pursuant to Section 10.21 or Section 10.22.

         SECTION 10.18     UNRESTRICTED SUBSIDIARIES.

         (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 10.11, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for


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

additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

         (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; PROVIDED, that (i) no Default or Event of Default has occurred and is continuing following such designation, (ii) the Company could incur at least US$1.00 of additional Indebtedness (except for Permitted Indebtedness) pursuant to the first paragraph of Section 10.10 (treating any Indebtedness of such Unrestricted Subsidiary as the incurrence of Indebtedness by a Restricted Subsidiary), and (iii) such designation is evidenced by a Board Resolution, which is filed with the Trustee, together with an Officer's Certificate certifying that such designation complied with the provisions of this paragraph (b).

         SECTION 10.19     LIMITATION ON LAYERING INDEBTEDNESS.

         The Company and each Restricted Subsidiary shall not, directly or indirectly, incur or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Restricted Subsidiary, as the case may be, unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Securities or the Collateral Documents, as the case may be.

         SECTION 10.20     GUARANTEES OF INDEBTEDNESS BY RESTRICTED
                           SUBSIDIARIES.

         The Company shall not permit any Restricted Subsidiary (other than Baytex Marketing Ltd.) that is not a Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company or any other Restricted Subsidiary, unless (a) if such Restricted Subsidiary is not the issuer or a guarantor of the Mirror Note or any Additional Mirror Note, and is not a Guarantor, such Restricted Subsidiary simultaneously executes and delivers a guarantee of the Mirror Note or a Guarantee, as applicable; and (b) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's Mirror Note, Additional Mirror Note, guarantee of the Mirror Note or Additional Mirror Note or Guarantee, as applicable, at least to the same extent as such Subordinated Indebtedness is subordinated to the Securities, PROVIDED that the foregoing provision shall not be applicable to any guarantee by Baytex Marketing Ltd. or any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

         SECTION 10.21 ADDITIONAL SUBSIDIARIES TO BECOME A PARTY TO COLLATERAL DOCUMENTS OR TO GUARANTEE THE NOTES.

         (a) So long as the Mirror Note and any Additional Mirror Notes remain outstanding, if the Company or any of its Restricted Subsidiaries transfer or cause to be transferred, in one transaction or a series of related transactions, property having an aggregate net book value in excess of US$500,000 to any Restricted Subsidiary that is


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

not the issuer or a guarantor of the Mirror Note and any Additional Mirror Note (except in connection with the Reorganization), or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary having total assets with a net book value in excess of US$500,000 or if all Restricted Subsidiaries that are not the issuer or guarantors of the Mirror Note and any Additional Mirror Notes have total assets with a net book value aggregating US$2,000,000 or more, then such transferee, transferees or acquired Restricted Subsidiary or other Restricted Subsidiary or Restricted Subsidiaries (other than Baytex Marketing Ltd.) shall execute and deliver to the Trustee to be pledged for the benefit of the Holders a guarantee of the Mirror Note and any Additional Mirror Notes, in form and substance similar to the guarantees of the Mirror Note and guarantees of the Additional Mirror Notes previously executed.

         (b) At any point after the Collateral Documents have been released and discharged in accordance with the terms of this Indenture, if the Company or any of its Restricted Subsidiaries transfer or cause to be transferred, in one transaction or a series of related transactions, property having an aggregate net book value in excess of US$500,000 to any Restricted Subsidiary (except in connection with the Reorganization), or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary having total assets with a net book value in excess of US$500,000 or if all Restricted Subsidiaries that are not Guarantors of the Securities have total assets with a net book value aggregating US$2,000,000 or more, then such transferee, transferees or acquired Restricted Subsidiary or other Restricted Subsidiary or Restricted Subsidiaries (other than Baytex Marketing Ltd.) shall execute and deliver to the Trustee for the benefit of the Holders a guarantee of the notes, in form and substance substantially similar to the guarantee set forth in Article XIII of this Indenture.

         SECTION 10.22 ADDITIONAL COLLATERAL DOCUMENTS AND GUARANTEES UPON ISSUANCE OF ADDITIONAL SECURITIES.

         In the event that the Company issues Additional Securities pursuant to
Section 3.12 of this Indenture after the Closing Date, and there are Restricted Subsidiaries in existence at the time of such issuance of Additional Securities, the Company will simultaneously therewith either:

         (a) if the Collateral Documents are still in effect at such time, cause Baytex Energy Partnership or another one of its Restricted Subsidiaries (other than Baytex Marketing Ltd.) to issue a corresponding Additional Mirror Note, which note shall be guaranteed by all of the Company's Restricted Subsidiaries (other than Baytex Marketing Ltd.) existing at such time, such guarantee to be in form and substance substantially similar to the guarantee set forth in Article XIII of this Indenture; OR

         (b) if the Collateral Documents have been released and discharged at such time, cause all of its Restricted Subsidiaries (other than Baytex Marketing Ltd.) to issue guarantees of the Securities in form and substance substantially similar to the guarantee set forth in Article XIII of this Indenture.


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         SECTION 10.23     LIMITATION ON CONDUCT OF BUSINESS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, conduct any business other than the Oil and Gas Business.

         SECTION 10.24 LIMITATION ON INCURRENCE OF INDEBTEDNESS, LIENS AND CONDUCT OF BUSINESS FOR BAYTEX MARKETING LTD.

         (a) The Company shall not permit Baytex Marketing Ltd. to create, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including Acquired Indebtedness), except as required or permitted under the Baytex Marketing Agreement or the Frontier Agreement (collectively, the "Frontier Agreements"), each as in effect on the date of this Indenture, or in connection with the incurrence of Senior Indebtedness or Guarantor Senior Indebtedness.

         (b) The Company shall not permit Baytex Marketing Ltd. to create, incur, affirm or suffer to exist any Lien of any kind upon any property or assets of Baytex Marketing Ltd. or any income or profits therefrom, unless the Securities are directly secured equally and ratably with the obligation or liability secured by such Lien and except as required or permitted under the Frontier Agreements, as in effect on the date of this Indenture, or in connection with the incurrence of Senior Indebtedness or Guarantor Senior Indebtedness. Notwithstanding the foregoing, nothing in the Indenture shall prohibit the creation or incurrence of a Lien under any of the Collateral Documents or any guarantee issued pursuant to Section 10.21 or Section 10.22

         (c) The Company shall not permit Baytex Marketing Ltd. to conduct any business other than that connected with the Frontier Agreements, as in effect on the date of this Indenture.

         (d) The Company shall cause Baytex Marketing Ltd. to (i) immediately pay to the Company any amounts that are due or are to become due to the Company under the Baytex Marketing Agreement as soon as Baytex Marketing Ltd. receives payment from Frontier Oil and Refining Company or its successor under the Frontier Agreement, as in effect on the date of this Indenture, including any amounts received as liquidated damages under Article 15 of the Frontier Agreement, and (ii) immediately deliver to Frontier all crude oil that is to be delivered to Frontier under the Frontier Agreement as soon as crude oil is received by Baytex Marketing Ltd. from the Company under the Baytex Agreement.

         SECTION 10.25     PAYMENT OF ADDITIONAL AMOUNTS.

         (a) All payments made by or on behalf of the Company with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or


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territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, the Company will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; PROVIDED, HOWEVER, that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") in respect of a beneficial owner (i) with which the Company does not deal at arm's length (for the purposes of the Income Tax Act (Canada)) at the time of the making of such payment or (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of Securities or the receipt of payments thereunder. The Company will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Company will furnish to the Holders of the Securities, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, official receipts of the relevant governmental authorities for all amounts deducted or withheld or if such receipts are not obtainable, other evidence of such payment by the Company.

         (b) The Company will indemnify and hold harmless each Holder on the date of the withholding or deduction (other than an Excluded Holder) and will upon written request of each Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities and (ii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i), but excluding any such Taxes on such Holder's net income, so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes (other than such Taxes on such Holder's net income) on such reimbursement had not been imposed.

         (c) At least 15 days prior to each date on which Additional Amounts are payable, the Company will deliver to the Trustee and Paying Agent an Officers' Certificate instructing the Trustee and Paying Agent whether such payment on the Securities shall be made without deduction or withholding for or on account of any tax, assessment or other governmental charge. In the absence of any such certificate the Trustee and Paying Agent may assume that no such deduction or withholding shall be required.

         (d) At least 15 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee and the Paying Agent an Officers' Certificate stating the fact that such Additional Amounts will be payable and will set forth such other information necessary to enable the


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Trustee and the Paying Agent to pay such Additional Amounts to Holders on the payment date.

         (e) Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal, (premium, if any, interest), purchase prices in connection with a repurchase of Securities or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 10.23, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this
Section 10.23.

         SECTION 10.26     WAIVER OF CERTAIN COVENANTS.

         The Company or any Restricted Subsidiary may omit in any particular instance to comply with any term, provision or condition set forth in Sections
10.06 through 10.11, inclusive, and 10.13 through 10.24, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

         SECTION 11.01     RIGHT OF REDEMPTION.

         (a) The Securities may be redeemed at the option of the Company, as a whole or from time to time in part, at any time on or after July 15, 2007, subject to the conditions and at the Redemption Prices specified in the form of Security attached hereto as Exhibit A, together with accrued interest to the Redemption Date.

         (b) If the Company becomes obligated to pay Additional Amounts as a result of a change in the laws or regulations of Canada or any Canadian taxing authority or a change in any official position regarding the application or interpretation thereof, which is publicly announced or becomes effective on or after the Closing Date, the Company may, at its option, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date.


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         SECTION 11.02     APPLICABILITY OF ARTICLE.

         Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

         SECTION 11.03     ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         The election of the Company to redeem any Securities pursuant to
Section 11.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11.04.

         SECTION 11.04     SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

         If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, on a pro rata basis or such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; PROVIDED, HOWEVER, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than US$1,000.

         The Trustee shall promptly notify the Company and the Registrar (if other than the Company) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

         SECTION 11.05     NOTICE OF REDEMPTION.

         Notice of redemption shall be given in the manner provided for in
Section 1.06 not less than 30 nor more than 60 days prior to the Redemption Date (or, in the case of a redemption pursuant to Section 11.01 (c), not less than 15 nor more than 30 days prior to the Redemption Date), to each Holder of Securities to be redeemed.

         All notices of redemption shall state:

                  (i)      the Redemption Date,


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                  (ii)     the Redemption Price and the amount of accrued
interest to the Redemption Date payable as provided in Section 11.07, if any,

                  (iii) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

                  (iv) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

                  (v) that on the Redemption Date, the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 11.07) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

                  (vi) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any, and

                  (vii)    the CUSIP or CINS number, as the case may be.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         SECTION 11.06     DEPOSIT OF REDEMPTION PRICE.

         On or prior to 10:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent in immediately available funds or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

         SECTION 11.07     SECURITIES PAYABLE ON REDEMPTION DATE.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the


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Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.09.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

         SECTION 11.08     SECURITIES REDEEMED IN PART.

         Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                   ARTICLE XII

                       DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 12.01     COMPANY OPTION TO EFFECT DEFEASANCE OR COVENANT
                           DEFEASANCE.

         The Company may, at its option by Board Resolution at any time, with respect to the Securities, elect to have either Section 12.02 or Section 12.03 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article XII.

         SECTION 12.02     DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 12.01 of the option applicable to this Section 12.02, the Company, the Guarantors and all parties to the Collateral Documents shall be deemed to have been discharged from their obligations with respect to all Outstanding Securities, Guarantees and Collateral Documents on the date the conditions set forth in Section 12.04 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 12.05 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and that all Collateral Documents will be


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deemed to have been released and discharged, except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive payments in respect of the principal of (premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.04, 3.05, 3.08, 10.02 and 10.03, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations under Section 6.06, (D) this Article XII and (E) the Company's obligation to pay Additional Amounts under Section 10.23. Subject to compliance with this Article XII, the Company may exercise its option under this Section
12.02 notwithstanding the prior exercise of its option under Section 12.03 with respect to the Securities.

         SECTION 12.03     COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 12.01 of the option applicable to this Section 12.03, each of the Company and the Restricted Subsidiaries shall be released from its obligations under any covenant contained in Section 8.01 and in Sections 10.04 through 10.26 (other than Section 10.08) with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company and any Restricted Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.01(c), 5.01(d), 5.01(e) and 5.01(f) but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

         SECTION 12.04     CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

         The following shall be the conditions to application of either Section
12.02 or Section 12.03 to the Outstanding Securities:

         (a) The Company shall irrevocably have deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article XII applicable to it) as trust funds in trust, for the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations (as defined herein) that through the scheduled payment of principal and interest thereon will provide money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (premium, if any) and interest on the Outstanding Securities on the Stated Maturity (or upon Redemption Date, if applicable)


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of such principal (and premium, if any) or installment of interest; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 11.03 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article XI hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         (b) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (i) and (j) of Section 5.01 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

         (c) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound.

         (d) In the case of an election under Section 12.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         (e) In the case of an election under Section 12.02, the Company shall have delivered to the Trustee an Opinion of Counsel qualified to practice in Canada or a


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ruling from Revenue Canada, Taxation to the effect that Holders of the
Securities who are not resident in Canada will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance and will be subject to any Canadian federal or provincial income tax and other tax on the same amounts in the same manner and at the same times as would have been the case had such deposit and defeasance not occurred.

         (f) In the case of an election under Section 12.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities Outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

         (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 12.02 or the covenant defeasance under Section 12.03, as the case may be, have been complied with.

         (h) The Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit pursuant to Section 12.04 was not made with the intent of preferring the Holders over any other creditors of the Company or the Guarantors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, the Guarantors, if any, or any other Person.

         SECTION 12.05 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.05, the "Trustee") pursuant to Section 12.04 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

         Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any


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money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 12.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

         SECTION 12.06     REINSTATEMENT.

         If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 12.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 12.05; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE XIII

                                    GUARANTEE

         SECTION 13.01     APPLICATION OF ARTICLE XIII

         The provisions of this guarantee shall apply to each Restricted Subsidiary that is required to issue a Guarantee of the Securities after the Closing Date pursuant to Section 10.21(b) or Section 10.22(b), and shall not apply in any other circumstance. A Restricted Subsidiary that is required pursuant to Section 10.21(b) or Section 10.22(b) to issue a Guarantee in form and substance substantially similar to the guarantee set forth in this Article XIII may elect to be bound by this guarantee in Article XIII and the subordination provisions in Article XIV by executing a supplemental indenture.

         SECTION 13.02     GUARANTEES.

         (a) Each Guarantor hereby jointly and severally, fully, absolutely, unconditionally and irrevocably guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee in its individual capacity and on behalf of each Holder, the punctual payment and performance when due of all Indenture Obligations which, for purposes of its Guarantee, shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of any Guarantee and agrees to indemnify and hold harmless each Holder and the Trustee from all losses, damages, costs, expenses and liabilities suffered or incurred by the Holders and the Trustee resulting or arising from or


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relating to any failure by Company to unconditionally and irrevocably pay in full or fully perform the Indenture Obligations as and when due provided that the amount of such indemnification shall not exceed the amount of such Indenture Obligations as described in the preceding sentence. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company to such Holder or the Trustee under the Securities or this Indenture but for the fact that they are unenforceable, reduced, limited, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

         (b) Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act of any similar United States or Canadian federal, provincial or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to paragraph
(c) of this Section 13.01, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

         (c) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Indenture Obligations of the Company or any other Guarantor's obligations with respect to its Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that shall be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee, as they become absolute and matured.

         SECTION 13.03     GUARANTY ABSOLUTE.

         Each Guarantor guarantees that the Securities shall be paid or performed strictly in accordance with the terms of the Securities and this Indenture, regardless of


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any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Holder with respect thereto. The obligations of each Guarantor under its Guarantee are independent of the obligations of the Company under the Securities and this Indenture, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce its Guarantee, irrespective of whether any action is brought against the Company or any other Guarantor or whether the Company or any other Guarantor is joined in any such action or actions. The liability of each Guarantor under its Guarantee shall be absolute and unconditional and the liability and obligations of such Guarantor hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

         (a) any lack of validity or enforceability of this Indenture or the Securities with respect to the Company or any Guarantor or any agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, including any increase in the Indenture Obligations resulting from the extension of additional credit to the Company or otherwise;

         (c) the failure to give notice to the Guarantor of the occurrence of a Default under the provisions of this Indenture or the Securities;

         (d) any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Indenture Obligations;

         (e) any failure, omission, delay by or inability on the part of the Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in this Indenture or the Securities;

         (f) any change in the corporate structure, or termination, dissolution, amalgamation, consolidation or merger of the Company or any Guarantor with or into any other Person, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or any Guarantor, the marshalling of the assets and liabilities of the Company or any Guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with the creditors, or readjustment of, or other similar proceedings affecting the Company or any Guarantor, or any of the assets of any of them;

         (g) the assignment of any right, title or interest of the Trustee or any Holder in this Indenture or the Securities to any other Person; or

         (h) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of,


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the Company or a Guarantor, other than payment in full of the Indenture
Obligations; it being the intent of each Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Indenture or the Securities.

The Guarantee of each Guarantor shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by any Holder or the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made. Each Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V of this Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Article V of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

         SECTION 13.04     WAIVERS.

         (a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of its Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions herein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment and protest.

         (b) Without prejudice to any of the rights or recourse which the Trustee or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

                  (1) initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other Person;

                  (2) value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders; or

                  (3) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring, becoming entitled to or demanding payment from such Guarantor under this Guarantee.


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         SECTION 13.05     SUBROGATION.

         Each Guarantor shall not exercise any rights that it may acquire by way of subrogation under this Guarantee, by any payment made hereunder or otherwise, until all the Indenture Obligations shall have been paid in full. If any amount shall be paid to any Guarantor on account of any such subrogation rights at any time when all the Indenture Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Holders and the Trustees and shall forthwith be paid to the Trustee, on behalf of the Holders, to be credited and applied to the Indenture Obligations, whether matured or unmatured.

         SECTION 13.06     NO WAIVER; REMEDIES.

         No failure on the part of any Holder or the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 13.07 CONTINUING GUARANTY; NO RIGHT OF SET-OFF; INDEPENDENT OBLIGATION.

         (a) This Guarantee is a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and all other amounts payable under this Guarantee and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders under this Indenture or the Securities; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders.

         (b) Each Guarantor hereby guarantees that the Indenture Obligations shall be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States.

         (c) Each Guarantor guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any lack of validity or enforceability of any of such terms or the rights of the Holders with respect thereto.

         (d) Each Guarantor's liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to such Guarantor in the manner prescribed in this Indenture.

         SECTION 13.08     GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         (a) Nothing contained in this Indenture or in any of the Securities shall prevent any amalgamation, consolidation or merger of a Guarantor with or into the


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Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor, which amalgamation, consolidation, merger, sale or conveyance is otherwise in accordance with the terms of this Indenture.

         (b) Other than as set forth in paragraph (a) of this Section, no Guarantor may amalgamate, consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person or convey, sell, assign, transfer, lease or otherwise dispose of its properties or assets substantially as an entirety to any other Person whether or not affiliated with such Guarantor unless: (i) subject to the provisions of Section 13.09, the Person formed by or surviving such consolidation or merger (if other than such Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Guarantor under this Indenture and its Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee and is a corporation, partnership, limited liability company or trust duly organized and validly existing under the laws of Canada or any province thereof or the United States, any state thereof, or the District of Columbia, (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (c) immediately after giving effect to such transaction, the Person formed by or surviving such amalgamation, consolidation or merger (if other than such Guarantor) or to which such properties and assets are transferred could incur at least US$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 10.10.

         SECTION 13.09     RELEASES.

         (a) In the event of (i) a conveyance, sale, assignment, transfer or other disposition of all of the Capital Stock of a Guarantor to any Person (by way of amalgamation, merger, consolidation or otherwise) or all or substantially all of the assets of a Subsidiary Guarantor to any Person (by way of amalgamation, merger, consolidation or otherwise), (ii) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, (iii) the release or discharge of the guarantee that resulted in the creation of the Guarantee pursuant to Section 10.20, except a discharge or release by or as a result of payment under such guarantee, or (iv) a release and discharge of the Guarantor's Guarantee pursuant to Section 4.03, then such Guarantor (or Person acquiring such assets in the event of a sale or other disposition of all of the assets of such Guarantor) shall be deemed automatically and unconditionally released from and discharged from all of its obligations under this Article XIII and its Guarantee without any further action required on the part of the Trustee or any Holder; PROVIDED that, in the event such transaction constitutes an Asset Sale, the Net Cash Proceeds of such conveyance, sale, assignment, transfer or other disposition are applied in accordance with Section 10.13 hereof.

         (b) Any Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary, or ceases to be a Subsidiary of the Company in accordance with the terms of this Indenture may, at such time, at the option of the Board of Directors, be released and relieved of its obligations under its Guarantee.


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         (c)      Concurrently with the defeasance of the Securities under
Section 12.02 hereof, the covenant defeasance of the Securities under Section
12.03 hereof, or the release and discharge of this Indenture under Article IV hereof, the Guarantors shall be released from all their obligations under their Guarantees under this Article XIII.

         (d) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate certifying as to the compliance with this Section 13.09. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Securities as provided in its Guarantee.

         SECTION 13.10     SEVERABILITY.

         In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   ARTICLE XIV

                   SUBORDINATION OF SECURITIES AND GUARANTEES

         SECTION 14.01 SECURITIES AND GUARANTEES SUBORDINATE TO SENIOR INDEBTEDNESS.

         (a) The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XIV, the indebtedness represented by the Securities and the payment of the principal of (premium, if any) and interest on each and all of the Securities (but not amounts owing to the Trustee by the Company pursuant to Section 6.06 hereof) are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

         (b) The Company further covenants and agrees that it will cause each Guarantor (if any), upon such Guarantor's issuance of a Guarantee, to covenant and agree, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XIV, the indebtedness represented by the Guarantee of such Guarantor is expressly made subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor.

         SECTION 14.02     PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

         In the event of any payment or distribution of assets of the Company or any Guarantor to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings, whether voluntary or not (except in connection with a consolidation or merger or liquidation or dissolution following the conveyance, transfer


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or lease of the assets and properties of the Company substantially as an entirety upon the terms and conditions described under Section 8.01) (each such event, if any, is herein sometimes referred to as a "Proceeding"), of the Company or any Guarantor (the Company or such Guarantor being the "Affected Obligor"), then (i) if the Affected Obligor is the Company, the holders of Senior Indebtedness shall first be entitled to receive payment in full, in cash or Cash Equivalents, of all amounts due or to become due on or in respect of such Senior Indebtedness (including interest accruing after the commencement of any such Proceeding at the rate specified therein whether or not such interest is an allowed claim in such proceeding) before the Holders of the Securities are entitled to receive any payment of principal of (premium, if any) and interest on the Securities or on account of the purchase or redemption or other acquisition of Securities by the Company or any Subsidiary of the Company and
(ii) if the Affected Obligor is a Guarantor, the holders of Guarantor Senior Indebtedness of such Guarantor shall first be entitled to receive payment in full, in cash or Cash Equivalents, of all amounts due or to become due on or in respect of such Guarantor Senior Indebtedness (including interest accruing after the commencement of any such Proceeding at the rate specified therein whether or not such interest in an allowed claim in such proceeding) before the Holders of the Securities are entitled to receive any payment or distribution of any kind with respect to the Guarantee of such Guarantor (any payment on or purchase, redemption or acquisition of the Securities, referred to in clause (i), and any payment on a Guarantee, referred to in clause (ii), being, individually and collectively, a "Securities Payment"), and, to that end, if the Affected Obligor is the Company, the holders of Senior Indebtedness and, if the Affected Obligor is a Guarantor, the holders of Guarantor Senior Indebtedness of such Guarantor (such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, being "Affected Obligor Senior Indebtedness" of such Affected Obligor) shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Securities in any such Proceeding.

         In the event that, notwithstanding the foregoing provisions of this
Section 14.02, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of an Affected Obligor of any kind or character, whether in cash, property or securities, before all Affected Obligor Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment, have been known to the Trustee or the Holder, as the case may be, then such payment or distribution, except for amounts subject to the claim granted to the Trustee in Section 6.06 hereof, shall be held in trust for the holders of Affected Obligor Senior Indebtedness and shall be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of assets of the Affected Obligor for application to the payment of all Affected Obligor Senior Indebtedness remaining unpaid, to the extent necessary to pay all Affected Obligor Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of the Affected Obligor Senior Indebtedness.

         For purposes of this Article XIV only, the words "any payment or distribution of any kind or character, cash, property or securities" shall not be deemed to include a payment or distribution of equity or subordinated securities of the Affected


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Obligor provided for by a plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to all then outstanding Affected Obligor Senior Indebtedness to at least the same extent as the Securities or Guarantees, as the case may be, are so subordinated as provided in this Article XIV.

         SECTION 14.03     NO PAYMENT WHEN CERTAIN SENIOR INDEBTEDNESS IN
                           DEFAULT.

         In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Securities Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of the Designated Senior Indebtedness or other obligations that are the subject of such Senior Payment Default shall have been paid in full. For purposes hereof, "Senior Payment Default" means any default in the payment of principal of (premium, if any) or interest on, Designated Senior Indebtedness or a default in the payment of any other obligation under the Designated Senior Indebtedness, when due, whether at the Stated Maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

         In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from the Senior Credit Facilities Agent or from an authorized representative on behalf of any holder of Designated Senior Indebtedness, no Securities Payment shall be made during the period (the "Payment Blockage Period") commencing on the date of receipt of such written notice (the "Blockage Notice") and ending on the earliest of (i) the 179th day after the date of such receipt of the Blockage Notice (the "Initial Period") unless a Senior Payment Default has occurred and is continuing at the end of such 179-day period, (ii) the date, if any, on which the Designated Senior Indebtedness to which such default relates is discharged or such default is waived or otherwise cured and (iii) the date, if any, on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Senior Credit Facilities Agent or from the Person who gave the Blockage Notice. In any event, not more than one Payment Blockage Period may be commenced during any period of 360 consecutive days, and there must be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. No Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or can be, made the basis for the commencement of a subsequent Payment Blockage Period unless such Senior Nonmonetary Default shall have been cured or waived for a period of not less than 90 consecutive days. For purposes hereof, "Senior Nonmonetary Default" means the occurrence or existence of any event, circumstance, condition or state of facts that, by the terms of any instrument pursuant to which any Designated Senior Indebtedness is outstanding, permits one or more holders of such Designated Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Designated Senior Indebtedness due and payable prior to the date on which it would


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

otherwise become due and payable, other than a Senior Payment Default. Notwithstanding the foregoing, the Company and the Guarantors may make Securities Payments without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Senior Credit Facility Agent or an authorized representative on behalf of any representative of each holder of Designated Senior Indebtedness affected by such Senior Payment Default or Senior Nonmonetary Default.

         In the event that, notwithstanding the foregoing, the Company or any Guarantor shall make any payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section 14.03, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or the Holder as the case may be, then such payment shall be held in trust for the holders of the Affected Obligor Senior Indebtedness and shall be paid over and delivered forthwith to the holders of the Affected Obligor Senior Indebtedness remaining unpaid, to the extent necessary to pay in full all the Affected Obligor Senior Indebtedness.

         SECTION 14.04     PAYMENT PERMITTED IF NO DEFAULT.

         Nothing contained in this Article XIV or elsewhere in this Indenture or in any of the Securities shall, at any time except during the pendency of any Proceeding referred to in Section 14.02 or under the conditions described in
Section 14.03, prevent (a) the Company or any Guarantor from making Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities Payments or the retention of such payment by the Holders.

         SECTION 14.05     SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR
                           INDEBTEDNESS.

         Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (premium, if any) and interest on the Securities shall be paid in full. Subject to the payment in full of all Guarantor Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Guarantor Senior Indebtedness until the principal of (premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness or Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XIV, and no payments over pursuant to the provisions of this Article XIV to the holders of Senior Indebtedness or Guarantor Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, the Guarantors, their respective creditors (other than holders of Senior Indebtedness and the Guarantor Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness). Neither the Holders of the Securities nor the Trustee shall have any claim against the holders of the Senior Indebtedness or the


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

Guarantor Senior Indebtedness or the Senior Credit Facilities Agent for any impairment of the subrogation rights herein granted arising out of any release of Liens securing the Senior Indebtedness or the Guarantor Senior Indebtedness.

         SECTION 14.06     PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

         The provisions of this Article XIV are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness and Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article XIV or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article XIV of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company) to pay to the Holders of the Securities the principal of (premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) impair, as among the Guarantors, their creditors (other than holders of Guarantor Senior Indebtedness) and the Holders of the Securities, the obligation of the Guarantors, which is absolute and unconditional (and which, subject to the rights under this Article XIV of the holders of Guarantor Senior Indebtedness, is intended to rank equally with all other general obligations of the Guarantors) to pay to the Holders of the Securities the principal of (premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (c) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company (other than the holders of Senior Indebtedness) or the relative rights against the Guarantors of the Holders of the Securities and creditors of the Guarantors (other than the Holders of Guarantor Senior Indebtedness); or (d) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XIV of the holders of Senior Indebtedness and Guarantor Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder. The holders of the Senior Indebtedness and the Senior Credit Facilities Agent, as the case may be, shall be entitled to enforce the provisions of this Article XIV against the Company, the Guarantors, the Holders of the Securities and the Trustee.

         SECTION 14.07     TRUSTEE TO EFFECTUATE SUBORDINATION.

         Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIV and appoints the Trustee his attorney-in-fact for any and all such purposes.

         SECTION 14.08     NO WAIVER OF SUBORDINATION PROVISIONS.

         No right of any present or future holder of any Senior Indebtedness or Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any


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

time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article XIV or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, or otherwise amend or supplement in any manner Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, or any instrument evidencing the same or any agreement under which Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness or any Guarantor Senior Indebtedness, as the case may be; (iii) release any Person liable in any manner for the collection of Senior Indebtedness or any Guarantor Senior Indebtedness, as the case may be; and (iv) exercise or refrain from exercising any rights against the Company or any Guarantor and any other Person.

        SECTION 14.09     NOTICE TO TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS.

         The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities and of any subsequent cure or waiver thereof. Notwithstanding the provisions of this Article XIV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or a holder of Guarantor Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects to assume that no such facts exist, PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (premium, if any) or interest on any Security), then, anything herein contained in this
Section 14.09 to the contrary notwithstanding but subject always to Section 14.03, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.


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

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness or a holder of Guarantor Senior Indebtedness (or a trustee or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness or a holder of Guarantor Senior Indebtedness (or a trustee or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness or a holder of Guarantor Senior Indebtedness, as the case may be, to participate in any payment or distribution pursuant to this Article XIV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIV, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         The Company will promptly notify each holder of Senior Indebtedness if payment of the Securities is accelerated pursuant to Section 5.02 as a result of an Event of Default.

         SECTION 14.10 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATION AGENT.

         Upon any payment or distribution of assets of the Company or any Guarantor referred to in this Article XIV, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in a Proceeding, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness, Guarantor Senior Indebtedness and other indebtedness of the Company and the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.

         SECTION 14.11     TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR
                           INDEBTEDNESS.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness or Guarantor Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness or Guarantor Senior Indebtedness shall be entitled by virtue of this Article XIV or otherwise.


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         SECTION 14.12     RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS;
                           PRESERVATION OF TRUSTEE'S RIGHTS.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIV with respect to any Senior Indebtedness or Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness or Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article XIV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.06.

         SECTION 14.13     APPLICABILITY TO PAYING AGENTS.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XIV shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIV in addition to or in place of the Trustee; provided, however, that this Section 14.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         SECTION 14.14     DEFEASANCE OF THIS ARTICLE XIV.

         The subordination of the Securities and the Guarantees provided by this
Article XIV is expressly made subject to the provisions for defeasance or covenant defeasance in Article XII hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities and the Guarantees then outstanding shall thereupon cease to be subordinated pursuant to this Article XIV.

         SECTION 14.15     SUBORDINATION PROVISIONS CONTROLLING.

         Notwithstanding anything to the contrary contained in this Indenture, to the extent that any provision contained in Articles I (other than Sections
1.01 and 1.07) through XIII of this Indenture conflicts with any provision contained in Article XIV (including the definitions of certain terms used in Article XIV) of this Indenture, the provisions contained in Article XIV of this Indenture shall govern and control.

         SECTION 14.16     SUBORDINATION OF COLLATERAL DOCUMENTS

         The Trustee is hereby authorized and directed to enter into the Collateral Documents Subordination Agreement and the Collateral Documents to which it is stated to be a party.

                                      * * *

         This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                        BAYTEX ENERGY LTD


                                        By: /s/ Raymond T. Chan
                                            -----------------------------------
                                             Name:  Raymond T. Chan
                                             Title: Senior Vice President
                                                    and Chief Financial Officer


                                        THE BANK OF NOVA SCOTIA TRUST
                                        COMPANY OF NEW YORK, as Trustee


                                        By: /s/ Warren A. Goshine
                                            -----------------------------------
                                             Name:  Warren A. Goshine
                                             Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------


                               [FACE OF SECURITY]

                               BAYTEX ENERGY LTD.

             95/8 % [Series B]* * Senior Subordinated Note due 2010

CUSIP ______________

No. _______                                                 US$_________________

         Baytex Energy Ltd., a corporation formed under the laws of the Province of Alberta, Canada (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of
____________________________________ (US$___________), on ____________, 2010.


         [Initial Interest Rate:        95/8% per annum.]*

         [Interest Rate:                95/8% per annum.]**

         Interest Payment Dates:        January 15 and July 15 of each year
                                        commencing January 15, 2004

         Regular Record Dates:          January 1 and July 1 of each year.


         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.



----------------

*     Include only for Initial Securities.

**    Include only for Exchange Securities.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.



Date:                                  BAYTEX ENERGY LTD.
     --------------------

                                       By:
                                          ---------------------------------
                                           Name:
                                           Title:

                (Form of Trustee's Certificate of Authentication)


         This is one of the 95/8% [Series B] ** Senior Subordinated Notes due 2010 described in the within-mentioned Indenture.



                                          THE BANK OF NOVA SCOTIA TRUST
                                          COMPANY OF NEW YORK, as Trustee


                                          By:
                                              ---------------------------
                                               Authorized Signatory


----------------------

*    Include only for Initial Securities.

**   Include only for Exchange Securities.

                           [REVERSE SIDE OF SECURITY]

                               BAYTEX ENERGY LTD.

                     9 5/8% Senior Subordinated Note due 2010

1.       PRINCIPAL AND INTEREST.

         The Company will pay the principal of this Security on July 15, 2010.

         The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate of [95/8% per annum (subject to adjustment as provided below)]* [95/8% per annum, except that interest accrued on this Security pursuant to the penultimate paragraph of this Section 1 for periods prior to the applicable Exchange Date (as such term is defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Securities from time to time during such periods].**

         Interest will be payable semiannually (to the holders of record of the Securities (or any predecessor Securities) at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing .

         [The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated July 9, 2003, among the Company and the Dealer Managers named therein (the "Registration Rights Agreement"). In the event that either (a) the Canadian Preliminary Prospectus (as such term is defined in the Registration Rights Agreement) has not been filed with the Canadian Securities Commissions (as such term is defined in the Registration Rights Agreement) in each of the Relevant Provinces (as such term is defined in the Registration Rights Agreement) and a receipt has not been received from the Canadian Securities Commission in each of the Relevant Provinces in respect of the Canadian Preliminary Prospectus on or prior to the 90th calendar day following the Settlement Date (as such term is defined in the Registration Rights Agreement, (b) if the Company is not entitled to use a registration statement on a MJDS Form (as such term is defined in the Registration Rights Agreement) to effect the Registered Exchange Offer (as such term is defined in the Registration Rights Agreement), the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) has not been filed with the Commission on or prior to the 90th day following the Settlement Date, (c) the Exchange Offer Registration Statement has not been declared effective by the Commission on or prior to the 180th calendar day following the date of original issue of the Securities, (d) the Canadian Final Prospectus (as such term is defined in the Registration Rights Agreement) has not been filed with the Canadian Securities


----------------------

*    Include only for Initial Securities.

**   Include only for Exchange Securities.

Commissions in each of the Relevant Provinces and a receipt has not been received from the Canadian Securities Commissions in each of the Relevant Provinces in respect of the Canadian Final Prospectus on or prior to the 180th calendar day following the Settlement Date, (e) the Registered Exchange Offer in the United States is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is not declared effective on or prior to the 210th calendar day following the Settlement Date, (f) in connection with the Registered Exchange Offer in the Relevant Provinces, the Exchange Offer is not consummated on or prior to the 60th day after the date on which the last of the receipts for the Canadian Final Prospectus by the Canadian Securities Commissions in the Relevant Provinces, (g) any Exchange Registration Statement or Shelf Registration Statement required by the Registration Rights Agreement is declared effective but shall thereafter cease to be effective or usable in connection with the Registered Exchange Offer or resales of the Securities during a period in which it is required to be effective hereunder without being succeeded immediately by an additional Registration Statement or post-effective amendment covering the Securities, which has been filed and declared effective, or (h) receipts are received from the Canadian Securities Commissions in respect of the Canadian Final Prospectus but the Canadian Final Prospectus shall cease to be operative without being succeeded immediately by any additional amended Canadian Final Prospectus qualifying the Registered Exchange Offer for which receipts have been issued by the Canadian Securities Commissions in the Relevant Provinces (each such event referred to in clauses
(a) through (h), a "Registration Default"), the interest rate borne by this Security shall be increased by 0.25% per annum during the 90-day period immediately following such first occurrence of a Registration Default and while any such Registration Default has occurred and is continuing, and shall increase by 0.25% per annum at the end of each subsequent 90-day period up to a maximum of 1.50% per annum with respect to all Registration Defaults, until the date on which each such Registration Default has been cured, on which date the interest rate on this Security will revert to the interest rate originally borne by such Security, PROVIDED HOWEVER, that it after such reduction in interest rate, a different event specified in clause (a) through (h) occurs, the interest rate will be increased pursuant to the foregoing provisions; PROVIDED, that if the Company is unable to complete the Registered Exchange Offer in any Relevant Province, it will still be obligated to complete the Registered Exchange Offer in the other Relevant Provinces and pay additional interest on this Security in such Relevant Province with respect to such Registration Default until such time as the Company shall complete the Registered Exchange Offer in such Relevant Province.]*

         Interest on this Security will accrue from the most recent date to which interest has been paid [on this Security or the Security surrendered in exchange herefor]** or, if no interest has been paid, from __________, ____; PROVIDED THAT, if there is no existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment


----------------------

*    Include only for Initial Securities.

**   Include only for Exchange Securities.

Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure under the INTEREST ACT (Canada), the yearly rate of interest to which interest calculated under a Security for any period in any calendar year (the "calculation period") is equivalent, is the rate payable under a Security in respect of the calculation period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the calculation period.

         The Company shall pay interest on overdue principal (premium, if any) and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Securities.

2.       METHOD OF PAYMENT.

         The Company will pay interest (except defaulted interest) on the principal amount of the Securities on each January 15 and July 15 to the persons who are Holders (as reflected in the Security Register at the close of business on the January 1 and July 1 immediately preceding the Interest Payment Date), in each case, even if the Security is cancelled on registration of transfer or registration of exchange after such record date; PROVIDED THAT, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to any Paying Agent on or after July 15, 2010.

         The Company will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. [Payment of the principal of (premium, if any) and interest on the Securities will be made at the office or agency of the Company maintained for that purpose in The City of New York (which shall be the Corporate Finance Department of the Trustee, unless the Company shall designate and maintain some other office or agency for such purpose), or at such other office or agency of the Company as may be maintained for such purpose, in lawful money of the United States of America, or payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; PROVIDED, HOWEVER, that all payments to Holders who have given wire transfer instructions to the Company will be made by wire transfer of immediately available funds to the accounts specified by such Holder.]*** [All payments will be made by wire transfer of immediately available funds to the accounts specified by the Holder.]** If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.       PAYING AGENT AND REGISTRAR.


----------------------

*    Include only for Initial Securities.

**   Include only for Exchange Securities.

         Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4.       SUBORDINATION.

         This Security and the Guarantees, if any, are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness and Guarantor Senior Indebtedness. Each of the Company and the Guarantors agrees, and each Holder by accepting this Security agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purposes.

5.       INDENTURE; LIMITATIONS.

         The Company issued the Securities under an Indenture dated as of [July 9, 2003] (the "Indenture"), among the Company, and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

         The Securities are general unsecured obligations of the Company.

6.       REDEMPTION.

         OPTIONAL REDEMPTION. (a) The Securities may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after July 15, 2007, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning July 15, of each of the years set forth below:

                                                       REDEMPTION
                 YEAR                                    PRICE
                 ----                                  ----------
                 2007................................   104.813%
                 2008................................   102.406%
                 2009 and thereafter.................   100.000%


         (b) If the Company becomes obligated to pay Additional Amounts as a result of a change in the laws or regulations of Canada or any Canadian taxing authority, or a change in any official position regarding the application or interpretation thereof, which is publicly announced or becomes effective on or after the Closing Date, the Company may, at its option, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date.

         (c) Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date (or, in the case of a redemption pursuant to paragraph (c), not less than 15 but not more than 30 days prior to the Redemption Date) to each Holder of Securities to be redeemed at such Holder's last address as it appears in the Security Register. Securities in original denominations larger than US$1,000 may be redeemed in part in integral multiples of US$1,000. On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

7.       REPURCHASE UPON A CHANGE IN CONTROL AND ASSET SALES.

         (a) Upon the occurrence of a Change of Control, the Company shall so notify the Trustee and give written notice to the Holders within 30 days, unless the Change of Control occurred in connection with the Company's Reorganization. The Company is then obligated, unless the Change of Control occurred in connection with the Company's Reorganization, to make an offer to purchase all outstanding Securities at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and such date shall be not less than 30 days, nor later than 60 days from the date the Company has mailed notice of the Change of Control to each holder or such later date as may be required to comply with requirements under the Exchange Act.

         (b) Upon Asset Sales, the Company may be obligated to make offers to purchase Securities with a portion of the Net Cash Proceeds of such Asset Sales not otherwise applied within 365 days after the Closing of such Asset Sale
(i) to permanent reduction of amounts outstanding under the Senior Credit Facilities or repayment of other Senior Indebtedness or (ii) invested in properties or assets used by the Company or its Restricted

Subsidiaries in the Oil and Gas Business at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

8.       DENOMINATIONS; TRANSFER; EXCHANGE.

         The Securities are in registered form without coupons, in denominations of US$1,000 and multiples of US$1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, it need not register the transfer or exchange of any Securities for a period of 15 days before a selection of Securities to be redeemed is made.

9.       PERSONS DEEMED OWNERS.

         A Holder may be treated as the owner of a Security for all purposes.

10.      UNCLAIMED MONEY.

         If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.      DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

         If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Securities to redemption or maturity, the Company will be discharged from the Indenture and the Securities, except in certain circumstances for certain sections thereof.

12.      AMENDMENT; SUPPLEMENT; WAIVER.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

13.      RESTRICTIVE COVENANTS.

         The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) certain Asset Sales; (iv) transactions with Affiliates; (v) dividends and other payment restrictions affecting Restricted Subsidiaries; (vi) issuances and sale of Capital Stock of Restricted Subsidiaries; (vii) designation of Unrestricted Subsidiaries; (viii) Liens; and
(ix) merger and certain transfers of assets. Within 120 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations. Such covenants do not restrict any matters undertaken in connection with the Company's Reorganization (as such term is defined in the Indenture).

14.      SUCCESSOR PERSONS.

         When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.

15.      REMEDIES FOR EVENTS OF DEFAULT.

         If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Securities then Outstanding may declare all the Securities to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Securities automatically become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then Outstanding may direct the Trustee in its exercise of any trust or power.

16.      TRUSTEE DEALINGS WITH COMPANY.

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

17.      AUTHENTICATION.

         This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

18.      ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT

TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Baytex Energy Ltd, 205-5th Avenue S.W., Suite 2200, Calgary, Alberta, Canada T2P 2V7, Attention:
Chief Financial Officer.

                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.

(Please print or typewrite name and address including zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                           ON ALL CERTIFICATES EXCEPT
                    PERMANENT OFFSHORE PHYSICAL CERTIFICATES]

         In connection with any transfer of this Security occurring prior to the date which is the earlier of the date of an effective Registration Statement or ______, 2005 the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [CHECK ONE]

[_]      (a)      this Security is being transferred in compliance with the
         exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

OR

[_]      (b)      this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date: ____________________

         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.





Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated: __________________

         NOTICE: To be executed by an executive officer, general partner, trustee or similar representative.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Security purchased by the Company pursuant to
Section 10.12 or Section 10.13 of the Indenture, check the Box: [ ].

         If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.12 or Section 10.13 of the Indenture, state the amount (in original principal amount) below:



                            US$_____________________.



Date:

Your Signature: ________________________________
                (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee: ____________________________
                     (Signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company)

                                                                       EXHIBIT B


               FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                   TRANSFER FROM RESTRICTED GLOBAL SECURITY TO
                          REGULATION S GLOBAL SECURITY



The Bank of Nova Scotia
  Trust Company of New York
One Liberty Plaza, 23rd Floor
New York, New York 10006

       Re: 9 5/8% Senior Subordinated Notes due 2010 of Baytex Energy Ltd.

         Reference is hereby made to the Indenture, dated as of July 9, 2003 (the "Indenture"), between Baytex Energy Ltd, as issuer (the "Company") and The Bank of Nova Scotia Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to US$_________ principal amount of Securities which are evidenced by the Restricted Global Security (CUSIP No._________) and held with the Depositary in the name of Cede & Co. (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Regulation S Global Security (CUSIP No. ________).

         In connection with such request and in respect of such Securities, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with Rule 903, Rule 904 or Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

         (A) if the transfer has been effected pursuant to Rule 903 or Rule 904:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2)      either:

                           (a) at the time the buy order was originated, the
                  transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                           (b) the transaction was executed in, on or through
                  the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

                  (5) if the transfer is being requested prior to ____________, 2001, upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through CDS, Euroclear or Clearstream Banking or both (Common Code ____________); and


                  (B) If the transfer has been effected pursuant to Rule 144, the Securities have been transferred in a transaction permitted by Rule 144 under the Securities Act.

         Upon giving effect to this request to exchange a beneficial interest in such Restricted Global Security for a beneficial interest in a Regulation S Global Security, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Security pursuant to the Indenture and the Securities.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                    [Insert Name of Transferor]


                                    By: _______________________
                                         Name:
                                         Title:


Dated:  ____________, ____          Signature Guarantee



                                    ___________________________

                                                                       EXHIBIT C


               FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                  TRANSFER FROM REGULATION S GLOBAL SECURITY TO
                           RESTRICTED GLOBAL SECURITY



The Bank of Nova Scotia
   Trust Company of New York
One Liberty Plaza, 23rd Floor
New York, New York 10006

       Re: 9 5/8% Senior Subordinated Notes due 2010 of Baytex Energy Ltd.

         Reference is hereby made to the Indenture, dated as of July 9, 2003 (the "Indenture"), between Baytex Energy Ltd, as issuer (the "Company") and The Bank of Nova Scotia Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to US$____________ principal amount of the Securities which are evidenced by the Regulation S Global Security (CUSIP No. _________) and held with the Depositary in the name of Cede & Co. (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Restricted Global Security (CUSIP No. __________), to be held with the Depositary.

         In connection with such request and in respect of such Securities, the Transferor hereby certifies that such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Securities for a beneficial interest in the Restricted Global Security, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to the U.S. Global Securities pursuant to the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                    [Insert Name of Transferor]

Dated:  ____________, ____          Signature Guarantee



                                    ___________________________

                                                                       EXHIBIT D


                FORM OF CERTIFICATE FOR TRANSFER OF U.S. PHYSICAL
                   SECURITIES TO REGULATION S GLOBAL SECURITY
                          OR RESTRICTED GLOBAL SECURITY


The Bank of Nova Scotia
   Trust Company of New York
One Liberty Plaza, 23rd Floor
New York, New York 10006

       Re: 9 5/8% Senior Subordinated Notes due 2010 of Baytex Energy Ltd.

         Reference is hereby made to the Indenture, dated as of July 9, 2003 (the "Indenture"), between Baytex Energy Ltd, as issuer (the "Company"), and The Bank of Nova Scotia Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to US$___________ principal amount of Securities which are evidenced by a definitive Physical Security (Certificate No. __________, CUSIP No. __________, in the name of _________________) (the
"Transferor"). The Transferor has requested a transfer of such interest in the Securities to a Person that will take delivery thereof in the form of an equal principal amount of Securities evidenced by the [Restricted Global Security CUSIP No. ____________] [Regulation S Global Security (CUSIP No. ___________)].

         In connection with such request and in respect of such Securities, the Transferor does hereby certify that: [if such request is made for transfer to the Regulation S Global Security: such transfer has been effected pursuant to and in accordance with Rule 903, Rule 904 or Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act") and accordingly the Transferor does hereby further certify that:

                  (1) if the transfer has been effected pursuant to Rule 903 or Rule 904:

                           (A) the offer of the Securities was not made to a person in the United States;

                           (B)      either:

                                    (i) at the time the buy order was
                           originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                                    (ii) the transaction was executed in, on or
                           through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                           (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

                           (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  (2) if the transfer has been effected pursuant to Rule 144, the Securities have been transferred in a transaction permitted by Rule 144.]

                  (3) if such request is made for transfer to the Restricted Global Security: Such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

         Upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through CDS, Euroclear or Clearstream Banking or any combination of them (Common Code_____).

                                   [Insert Name of Transferor]


Dated:  ____________, ____          Signature Guarantee



                                    ___________________________

                                                                       EXHIBIT E


                        FORM OF CERTIFICATE FOR TRANSFER
                           OR EXCHANGE AFTER TWO YEARS

The Bank of Nova Scotia
   Trust Company of New York
One Liberty Plaza, 23rd Floor
New York, New York 10006

      Re: 9 5/8% Senior Subordinated Notes due 2010 of Baytex Energy, Ltd.

         Reference is hereby made to the Indenture, dated as of July 9, 2003 (the "Indenture"), between Baytex Energy Ltd, as issuer (the "Company") and The Bank of Nova Scotia Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         [For transfers: This letter relates to US$__________ principal amount of Securities which are evidenced by a [Restricted Global Security (CUSIP No. _________) and held with the Depositary in the name of Cede & Co.] [a U.S. Physical Security (CUSIP No. ________________) registered in the name of _________________] [and held for the benefit of _________________] (the
"Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in such Securities be transferred to a Person that will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Regulation S Global Security (CUSIP No. _________).

         In connection with such request and in respect of such Securities, the Beneficial Owner does hereby certify that upon such transfer, (a) a period of at least two years will have elapsed since , 2003, (b) the Beneficial Owner during the three months preceding the date of such transfer was not an "affiliate" of the Company (as defined in Rule 144 under the Securities Act), and it was not acting on behalf of such an affiliate and (c) such Person to whom such transfer is being made is not an "affiliate" of the Company.]

         [For exchanges: This letter relates to US$__________ principal amount of Securities that are evidenced by a [Restricted Global Security (CUSIP No. __________) and held with the Depositary in the name of [ ] [and held for the benefit of ] ] (the "Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in such Securities be exchanged for a beneficial interest in an equal principal amount of Securities evidenced by the Regulation S Global Security (CUSIP No. __________).

         In connection with such request and in respect of such Securities, the Beneficial Owner does hereby certify that [it is located and acquired such securities outside the United States (if the Restricted Period has ended) and that such transfer is being made in accordance with Rule 903 or 904 of Regulation S promulgated under the U.S. Securities Act of 1933][, upon such exchange, (a) it will be the beneficial owner of such Securities,

(b) a period of at least two years will have elapsed since , 2003 and (c) the Beneficial Owner will not be, and during the three months preceding the date of such exchange will not have been, an "affiliate" of the Company (as defined in Rule 144 under the Securities Act), and it is not acting on behalf of such an affiliate.]

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:                                      [Insert Name of Beneficial Owner]



                                            By: _____________________________
                                                 Name:
                                                 Title:

                           __________________________

                                    INDENTURE

                            Dated as of July 9, 2003

                           __________________________



                                 US$179,699,000



                     9 5/8% Senior Subordinated Notes due 2010



                           __________________________

                               BAYTEX ENERGY LTD.

                                     Issuer,

                                       and

               THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK,

                                     Trustee

                               Baytex Energy, Ltd.

               Reconciliation and tie between Trust Indenture Act
                of 1939 and Indenture, dated as of July __, 2003

TRUST INDENTURE ACT SECTION                                  INDENTURE SECTION
Sections 310(a)(1)...........................................  6.07
            (a)(2)...........................................  6.07
            (b)..............................................  6.08
Sections 312(c)..............................................  7.01
Sections 314(a)..............................................  7.03
            (a)(4)...........................................  10.08(a)
            (c)(1)...........................................  1.02
            (c)(2)...........................................  1.02
            (e)..............................................  1.02
Sections 315(b)..............................................  6.01
Sections 316(a) (last sentence)..............................  1.01
("Outstanding")..............................................
            (a)(1)(A)........................................  5.02, 5.12
            (a)(1)(B)........................................  5.13
            (b)..............................................  5.08
            (c)..............................................  1.05(d)
Sections 317(a)(1)...........................................  5.03
            (a)(2)...........................................  5.04
            (b)..............................................  10.03
Sections 318(a)..............................................  1.11

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..............1
     SECTION 1.01     DEFINITIONS..............................................1
     SECTION 1.02     COMPLIANCE CERTIFICATES AND OPINIONS....................28
     SECTION 1.03     FORM OF DOCUMENTS DELIVERED TO TRUSTEE..................29
     SECTION 1.04     ACTS OF HOLDERS.........................................29
     SECTION 1.05     NOTICES, ETC., TO TRUSTEE, COMPANY OR GUARANTORS........31
     SECTION 1.06     NOTICE TO HOLDERS, WAIVER...............................31
     SECTION 1.07     CONFLICT OF ANY PROVISION OF INDENTURE WITH
                      TRUST INDENTURE ACT.....................................32
     SECTION 1.08     EFFECT OF HEADINGS AND TABLE OF CONTENTS................32
     SECTION 1.09     SUCCESSORS AND ASSIGNS..................................32
     SECTION 1.10     SEVERABILITY CLAUSE.....................................32
     SECTION 1.11     BENEFITS OF INDENTURE...................................32
     SECTION 1.12     GOVERNING LAW...........................................32
     SECTION 1.13     LEGAL HOLIDAYS..........................................33
     SECTION 1.14     RULES OF CONSTRUCTION...................................33
     SECTION 1.15     AGENT FOR SERVICE; SUBMISSION TO JURISDICTION;
                      WAIVER OF IMMUNITIES....................................34
     SECTION 1.16     JUDGMENT CURRENCY.......................................34

ARTICLE II SECURITY FORMS.....................................................35
     SECTION 2.01     FORMS GENERALLY.........................................35
     SECTION 2.02     RESTRICTIVE LEGENDS.....................................36

ARTICLE III THE SECURITIES....................................................38
     SECTION 3.01     TITLE AND TERMS.........................................38
     SECTION 3.02     DENOMINATIONS...........................................39
     SECTION 3.03     EXECUTION, AUTHENTICATION, DELIVERY AND DATING..........39
     SECTION 3.04     TEMPORARY SECURITIES....................................41
     SECTION 3.05     REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.....41
     SECTION 3.06     BOOK-ENTRY PROVISIONS FOR RESTRICTED GLOBAL SECURITY....43
     SECTION 3.07     SPECIAL TRANSFER PROVISIONS.............................45
     SECTION 3.08     MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES........48
     SECTION 3.09     PAYMENT OF PRINCIPAL AND INTEREST;
                      INTEREST RIGHTS PRESERVED...............................49
     SECTION 3.10     PERSONS DEEMED OWNERS...................................50
     SECTION 3.11     CANCELLATION............................................50
     SECTION 3.12     ISSUANCE OF ADDITIONAL SECURITIES.......................51
     SECTION 3.13     CUSIP AND CINS NUMBERS..................................51


----------------------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----

     SECTION 3.14     COMPUTATION OF INTEREST.................................51

ARTICLE IV SATISFACTION AND DISCHARGE.........................................51
     SECTION 4.01     SATISFACTION AND DISCHARGE OF INDENTURE.................51
     SECTION 4.02     APPLICATION OF TRUST MONEY..............................53
     SECTION 4.03     DISCHARGE OF COLLATERAL DOCUMENTS OR GUARANTEES.........53

ARTICLE V REMEDIES    53
     SECTION 5.01     EVENTS OF DEFAULT.......................................53
     SECTION 5.02     ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT......55
     SECTION 5.03     COLLECTION OF INDEBTEDNESS AND SUITS FOR
                      ENFORCEMENT BY TRUSTEE..................................56
     SECTION 5.04     TRUSTEE MAY FILE PROOFS OF CLAIM........................57
     SECTION 5.05     TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION
                      OF SECURITIES...........................................58
     SECTION 5.06     APPLICATION OF MONEY COLLECTED..........................58
     SECTION 5.07     LIMITATION ON SUITS.....................................58
     SECTION 5.08     UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL,
                      PREMIUM AND INTEREST....................................59
     SECTION 5.09     RESTORATION OF RIGHTS AND REMEDIES......................59
     SECTION 5.10     RIGHTS AND REMEDIES CUMULATIVE..........................59
     SECTION 5.11     DELAY OR OMISSION NOT WAIVER............................60
     SECTION 5.12     CONTROL BY HOLDERS......................................60
     SECTION 5.13     WAIVER OF PAST DEFAULTS.................................60
     SECTION 5.14     WAIVER OF STAY OR EXTENSION LAWS........................61
     SECTION 5.15     UNDERTAKING FOR COSTS...................................61

ARTICLE VI THE TRUSTEE........................................................61
     SECTION 6.01     NOTICE OF DEFAULTS......................................61
     SECTION 6.02     CERTAIN RIGHTS OF TRUSTEE...............................61
     SECTION 6.03     TRUSTEE NOT RESPONSIBLE FOR RECITALS
                      OR ISSUANCE OF SECURITIES...............................63
     SECTION 6.04     MAY HOLD SECURITIES.....................................63
     SECTION 6.05     MONEY HELD IN TRUST.....................................63
     SECTION 6.06     COMPENSATION AND REIMBURSEMENT..........................63
     SECTION 6.07     CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.................64
     SECTION 6.08     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.......65
     SECTION 6.09     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR..................66
     SECTION 6.10     MERGER, CONVERSION, CONSOLIDATION OR
                      SUCCESSION TO BUSINESS..................................66

ARTICLE VII HOLDERS' LISTS AND REPORTS BY TRUSTEE.............................67
     SECTION 7.01     CORPORATION TO FURNISH TRUSTEE NAMES AND
                      ADDRESSES OF HOLDERS....................................67
     SECTION 7.02     PRESERVATION OF LIST OF NAMES AND ADDRESSES OF HOLDERS..67
     SECTION 7.03     DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS............68
     SECTION 7.04     REPORTS BY TRUSTEE......................................68

ARTICLE VIII CONSOLIDATION, MERGER, CONVEYANCE,  TRANSFER OR LEASE............68
     SECTION 8.01     COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS....68
     SECTION 8.02     SUCCESSOR SUBSTITUTED...................................70

ARTICLE IX SUPPLEMENTS AND AMENDMENTS TO INDENTURE,  GUARANTEES,
                      COLLATERAL DOCUMENTS AND COLLATERAL DOCUMENT
                      SUBORDINATION AGREEMENT.................................70
     SECTION 9.01     WITHOUT CONSENT OF HOLDERS..............................70
     SECTION 9.02     WITH CONSENT OF HOLDERS.................................71
     SECTION 9.03     EXECUTION OF SUPPLEMENTAL INDENTURES....................72
     SECTION 9.04     EFFECT OF SUPPLEMENTAL INDENTURES.......................72
     SECTION 9.05     CONFORMITY WITH TRUST INDENTURE ACT.....................73
     SECTION 9.06     REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES......73
     SECTION 9.07     NOTICE OF SUPPLEMENTAL INDENTURES.......................73

ARTICLE X COVENANTS   73
     SECTION 10.01    PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.....73
     SECTION 10.02    MAINTENANCE OF OFFICE OR AGENCY.........................73
     SECTION 10.03    MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.........74
     SECTION 10.04    CORPORATE EXISTENCE.....................................75
     SECTION 10.05    PAYMENT OF TAXES AND OTHER CLAIMS.......................76
     SECTION 10.06    MAINTENANCE OF PROPERTIES...............................76
     SECTION 10.07    INSURANCE...............................................76
     SECTION 10.08    STATEMENT BY OFFICERS AS TO DEFAULT.....................76
     SECTION 10.09    PROVISION OF REPORTS AND FINANCIAL STATEMENTS...........77
     SECTION 10.10    LIMITATION ON INCURRENCE OF INDEBTEDNESS AND
                      ISSUANCE OF DISQUALIFIED STOCK..........................77
     SECTION 10.11    LIMITATION ON RESTRICTED PAYMENTS.......................78
     SECTION 10.12    PURCHASE OF SECURITIES UPON A CHANGE OF CONTROL.........81
     SECTION 10.13    LIMITATION ON CERTAIN ASSET SALES.......................82
     SECTION 10.14    LIMITATION ON TRANSACTIONS WITH AFFILIATES..............84
     SECTION 10.15    LIMITATION ON DIVIDENDS AND OTHER PAYMENT
                      RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES..........85
     SECTION 10.16    LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK
                      OF RESTRICTED SUBSIDIARIES..............................85
     SECTION 10.17    LIMITATION ON LIENS.....................................86
     SECTION 10.18    UNRESTRICTED SUBSIDIARIES...............................86
     SECTION 10.19    LIMITATION ON LAYERING INDEBTEDNESS.....................87
     SECTION 10.20    GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES...87
     SECTION 10.21    ADDITIONAL SUBSIDIARIES TO BECOME A PARTY TO
                      COLLATERAL DOCUMENTS OR TO GUARANTEE THE NOTES..........87
     SECTION 10.22    ADDITIONAL COLLATERAL DOCUMENTS AND GUARANTEES
                      UPON ISSUANCE OF ADDITIONAL SECURITIES..................88

     SECTION 10.23    LIMITATION ON CONDUCT OF BUSINESS.......................89
     SECTION 10.24    LIMITATION ON INCURRENCE OF INDEBTEDNESS, LIENS
                      AND CONDUCT OF BUSINESS FOR BAYTEX MARKETING LTD........89
     SECTION 10.25    PAYMENT OF ADDITIONAL AMOUNTS...........................89
     SECTION 10.26    WAIVER OF CERTAIN COVENANTS.............................91

ARTICLE XI REDEMPTION OF SECURITIES...........................................91
     SECTION 11.01    RIGHT OF REDEMPTION.....................................91
     SECTION 11.02    APPLICABILITY OF ARTICLE................................92
     SECTION 11.03    ELECTION TO REDEEM; NOTICE TO TRUSTEE...................92
     SECTION 11.04    SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.......92
     SECTION 11.05    NOTICE OF REDEMPTION....................................92
     SECTION 11.06    DEPOSIT OF REDEMPTION PRICE.............................93
     SECTION 11.07    SECURITIES PAYABLE ON REDEMPTION DATE...................93
     SECTION 11.08    SECURITIES REDEEMED IN PART.............................94

ARTICLE XII DEFEASANCE AND COVENANT DEFEASANCE................................94
     SECTION 12.01    COMPANY OPTION TO EFFECT DEFEASANCE OR
                      COVENANT DEFEASANCE.....................................94
     SECTION 12.02    DEFEASANCE AND DISCHARGE................................94
     SECTION 12.03    COVENANT DEFEASANCE.....................................95
     SECTION 12.04    CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.........95
     SECTION 12.05    DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS
                      TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.....97
     SECTION 12.06    REINSTATEMENT...........................................98

ARTICLE XIII GUARANTEE........................................................98
     SECTION 13.01    APPLICATION OF ARTICLE XIII.............................98
     SECTION 13.02    GUARANTEES..............................................98
     SECTION 13.03    GUARANTY ABSOLUTE.......................................99
     SECTION 13.04    WAIVERS................................................101
     SECTION 13.05    SUBROGATION............................................102
     SECTION 13.06    NO WAIVER; REMEDIES....................................102
     SECTION 13.07    CONTINUING GUARANTY; NO RIGHT OF SET-OFF;
                      INDEPENDENT OBLIGATION.................................102
     SECTION 13.08    GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.....102
     SECTION 13.09    RELEASES...............................................103
     SECTION 13.10    SEVERABILITY...........................................104

ARTICLE XIV SUBORDINATION OF SECURITIES AND GUARANTEES.......................104
     SECTION 14.01    SECURITIES AND GUARANTEES SUBORDINATE TO
                      SENIOR INDEBTEDNESS....................................104
     SECTION 14.02    PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.........104
     SECTION 14.03    NO PAYMENT WHEN CERTAIN SENIOR INDEBTEDNESS
                      IN DEFAULT.............................................106
     SECTION 14.04    PAYMENT PERMITTED IF NO DEFAULT........................107
     SECTION 14.05    SUBROGATION TO RIGHTS OF HOLDERS OF
                      SENIOR INDEBTEDNESS....................................107

     SECTION 14.06    PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS............108
     SECTION 14.07    TRUSTEE TO EFFECTUATE SUBORDINATION....................108
     SECTION 14.08    NO WAIVER OF SUBORDINATION PROVISIONS..................108
     SECTION 14.09    NOTICE TO TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS......109
     SECTION 14.10    RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF
                      LIQUIDATION AGENT......................................110
     SECTION 14.11    TRUSTEE NOT FIDUCIARY FOR HOLDERS OF
                      SENIOR INDEBTEDNESS....................................110
     SECTION 14.12    RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS;
                      PRESERVATION OF TRUSTEE'S RIGHTS.......................111
     SECTION 14.13    APPLICABILITY TO PAYING AGENTS.........................111
     SECTION 14.14    DEFEASANCE OF THIS ARTICLE XIV.........................111
     SECTION 14.15    SUBORDINATION PROVISIONS CONTROLLING...................111
     SECTION 14.16    SUBORDINATION OF COLLATERAL DOCUMENTS..................111

                                    EXHIBITS

Exhibit A -  Form of Security

Exhibit B -  Form of Certificate for Exchange or Registration of Transfer from
             Restricted Global Security to Regulation S Global Security

Exhibit C -  Form of Certificate for Exchange or Registration of Transfer from
             Regulation S Global Security to Restricted Global Security

Exhibit D -  Form of Certificate for Transfer of U.S. Physical Securities to
             Regulation S Global Security or Restricted Global Security

Exhibit E -  Form of Certificate for Transfer or Exchange after Two Years

Exhibit F -  Form of Collateral Documents Subordination Agreement